PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 15 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                   Dated January 14, 2005
                                                                  Rule 424(b)(3)
                                   $5,155,000
                                MORGAN STANLEY
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             Senior Fixed Rate Notes

                              --------------------

                         RELAYS(SM) due January 15, 2009
                             Based on the Values of
         the S&P 500(R) Index and the Dow Jones EURO STOXX 50(SM) Index
    Redeemable Equity-Linked Alternative Yield Securities(SM) ("RELAYS(SM)")

Unlike ordinary debt securities, the RELAYS do not pay interest and do not guarantee any return of principal at maturity. Instead, if the RELAYS have not been subject to automatic redemption, at maturity you will receive for each $1,000 principal amount of RELAYS that you hold an amount in cash that will vary depending upon the values of the S&P 500(R) Index and the Dow Jones EURO STOXX 50(SM) Index over the term of the RELAYS and on the final determination date and which may be less than the par amount of the RELAYS.

o    The principal amount and issue price of each RELAYS is $1,000.

o If on any one of the first three determination dates the closing values of both the S&P 500 Index and the Dow Jones EURO STOXX 50 Index are greater than their respective initial index values on January 14, 2005, the date we priced the RELAYS for initial sale to the public, which we refer to as the initial index values, the RELAYS will be automatically redeemed on the third business day following such determination date for a cash payment that will vary depending on the determination date, which is subject to adjustment for any non-trading days and market disruption events:

     o if both index closing values on January 15, 2006 exceed their respective initial index values, we will redeem the RELAYS for $1,090 (109% of par),

     o if both index closing values on January 15, 2007 exceed their respective initial index values, we will redeem the RELAYS for $1,180 (118% of par) or

     o if both index closing values on January 15, 2008 exceed their respective initial index values, we will redeem the RELAYS for $1,270 (127% of par).

o At maturity, if the RELAYS have not previously been redeemed, you will receive for each $1,000 principal amount of RELAYS that you hold an amount of cash equal to:

     o $1,360 (136% of par) if the index closing values of both the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on January 12, 2009, the final determination date, are greater than their respective initial index values, or

     o $1,000 (par) if the index closing value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index on January 12, 2009 is less than or equal to its initial index value and the value of neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index has decreased to or below its specified trigger level at any time on any date during the term of the RELAYS, or

     o $1,000 times the index performance factor, which will be less than or equal to 1.0, if the index closing value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index on January 12, 2009 is less than or equal to its initial index value and the value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has decreased to or below its specified trigger level at any time on any date during the term of the RELAYS.

          > The initial index values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index are 1,184.52 and 2,948.22, respectively.

          > The trigger levels for the S&P 500 Index and the Dow Jones EURO STOXX 50 Index are 829.164 and 2,063.754, respectively, or 70% of their initial index values.

          > The index performance factor will be equal to the lower of (i) the final index value of the S&P 500 Index divided by the initial index value of the S&P 500 Index; and (ii) the final index value of the Dow Jones EURO STOXX 50 Index divided by the initial index value of the Dow Jones EURO STOXX 50 Index.

o Investing in the RELAYS is not equivalent to investing in the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or their component stocks.

o    The RELAYS will not be listed on any securities exchange.

o    The CUSIP number for the RELAYS is 61746Y726.

You should read the more detailed description of the RELAYS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of RELAYS."

The RELAYS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-10.

                               -----------------
                                   PRICE 100%
                               -----------------

                             Price to            Agent's          Proceeds to
                              Public          Commissions(1)        Company
                            ----------                            -----------
Per RELAYS..............       100%                1.5%              98.5%
Total...................    $5,155,000           $77,325           $5,077,675

------------

(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

      For a description of certain restrictions on offers, sales and deliveries of the RELAYS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus related to the RELAYS, see "Supplemental Information Concerning Plan of Distribution" below.

      No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the RELAYS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus relating to the RELAYS in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

      The RELAYS may not be offered or sold to the public in Brazil. Accordingly, the offering of the RELAYS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

      The RELAYS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the RELAYS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

      The RELAYS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the RELAYS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to RELAYS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

      The RELAYS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

      This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the RELAYS may not be circulated or distributed, nor may the RELAYS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the RELAYS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

      The following summary describes the RELAYS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

      The RELAYS offered are medium-term debt securities of Morgan Stanley. The return on the RELAYS is linked to the performance of the S&P 500(R) Index and the Dow Jones EURO STOXX 50(SM) Index.

      "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited. These trademarks and service marks have been licensed for use by Morgan Stanley. "Redeemable Equity-Linked Alternative Yield Securities" and "RELAYS" are our service marks.

Each RELAYS costs $1,000           We, Morgan Stanley, are offering Redeemable
                                   Equity-Linked Alternative Yield Securities due January 15, 2009, Mandatorily
                                   Exchangeable for an Amount Payable in U.S.
                                   Dollars Based on the Values of the S&P 500(R)
                                   Index and the Dow Jones EURO STOXX 50(SM)
                                   Index, which we refer to as the RELAYS. The principal amount and issue price of each RELAYS is $1,000.

                                   The original issue price of the RELAYS
                                   includes the agent's commissions paid with respect to the RELAYS and the cost of hedging our obligations under the RELAYS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the RELAYS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the RELAYS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of RELAYS--Use of Proceeds and Hedging."

No guaranteed return of            Unlike ordinary debt securities, the RELAYS
principal; no interest             do not pay interest and do not guarantee any
                                   return of principal at maturity. If the
                                   RELAYS have not been redeemed prior to
                                   maturity and the final index value of either the S&P 500 Index or the Dow Jones EURO STOXX
                                   50 Index is less than or equal to its initial index value, and the value of either the S&P
                                   500 Index or the Dow Jones EURO STOXX 50
                                   Index has decreased to or below its specified trigger level at any time on any date from but excluding January 14, 2005, the day we priced the RELAYS for initial sale to the public to and including the final determination date, we will pay to you an amount in cash per RELAYS that is less than the $1,000 issue price of each RELAYS by an amount proportionate to the decrease in the value of whichever index has declined more.

                                   The initial index values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index are 1,184.52 and 2,948.22, respectively, which are the closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on the day we priced the RELAYS for initial sale to the public.

                                   The final index values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index will be their respective closing values on January 12, 2009.

                                   The trigger levels for the S&P 500 Index and the Dow Jones EURO STOXX 50 Index are 829.164 and 2,063.754, respectively, or 70% of their respective initial index values.

The RELAYS will be                 If the closing values of both the S&P 500
automatically redeemed             Index and the Dow Jones EURO STOXX 50 Index
only if both the S&P 500           on any of the first three determination
Index and the Dow Jones            dates, as adjusted for any non-trading days
EURO STOXX 50 Index                or market disruption events, are greater than
are higher than their              their respective initial index values, the
respective initial index           RELAYS will be automatically redeemed on the
values on any                      third business day following such
determination date                 determination date for the early redemption
                                   payment. The early redemption payment will be an amount of cash that will vary depending on the determination date:

                                   o   If both index closing values on January
                                       15, 2006 are greater than their
                                       respective initial index values, we will redeem each $1,000 principal amount of RELAYS for $1,090 (109% of par),

                                   o   if both index closing values on January
                                       15, 2007 are greater than their
                                       respective initial index values, we will redeem each $1,000 principal amount of RELAYS for $1,180 (118% of par) or

                                   o   if both index closing values on January
                                       15, 2008 are greater than their
                                       respective initial index values, we will redeem each $1,000 principal amount of RELAYS for $1,270 (127% of par).


Payment at maturity                At maturity, if the RELAYS have not
depends on the values of           previously been automatically redeemed, you
the S&P 500 Index and              will receive for each $1,000 principal amount
the Dow Jones EURO                 of RELAYS that you hold an amount of cash
STOXX 50 Index                     that will vary depending upon the values of
                                   the S&P 500 Index and the Dow Jones EURO
                                   STOXX 50 Index over the term of the RELAYS and on the final determination date, equal to:

                                   o $1,360 (136% of par) if the index closing values of both the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on January 12, 2009, the final determination date, are greater than their respective initial index values,

                                   o   $1,000 (par) if the index closing value
                                       of either the S&P 500 Index or the Dow
                                       Jones EURO STOXX 50 Index on January 12,
                                       2009 is less than or equal to its initial index value and the value of neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index has decreased to or below its specified trigger level at any time on any date during the term of the RELAYS or

                                   o   $1,000 times the index performance
                                       factor, which will be less than or equal to 1.0, if the index closing value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index on January 12, 2009 is less than or equal to its initial index value and the value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has decreased to or below its specified trigger level at any time on any date from but excluding January 14, 2005, the day we priced the RELAYS for initial sale to the public to and including the final determination date where,

                                       index performance factor  =  the lower of

                                           final index value of S&P 500 Index
                                          ------------------------------------
                                          initial index value of S&P 500 Index

                                          and
                          final index value of the Dow Jones EURO STOXX 50 Index
                        --------------------------------------------------------
                        initial index value of the Dow Jones EURO STOXX 50 Index

                                      Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to the $1,000 principal amount per RELAYS. The index performance factor is based on the underlying index that has declined more.

                                   Beginning on PS-7, we have provided examples titled "Hypothetical Payouts on the RELAYS," which explain in more detail the possible payouts on the RELAYS at each early redemption date and at maturity assuming a variety of hypothetical index closing values on each determination date, including the final determination date. The table does not show every situation that can occur.

                                   You can review the historical values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index in the sections of this pricing supplement called "Description of RELAYS--Historical Information of the S&P 500 Index" and "Description of RELAYS--Historical Information of the Dow Jones EURO STOXX 50 Index." The payment of dividends on the stocks that underlie the S&P 500 Index and the Dow Jones EURO STOXX 50 Index is not reflected in the levels of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index and, therefore, has no effect on the calculation of the payment at maturity.

                                   If a market disruption event occurs with respect to the S&P 500 Index or the Dow Jones EURO STOXX 50 Index on any determination date or if a scheduled determination date is not a trading day, the applicable index closing value(s) for the disrupted index or indices on such determination date will be determined on the next trading day on which no market disruption event occurs. If a market disruption event occurs on the final determination date, the final index value(s) for the disrupted index or indices will be determined on the next trading day on which no market disruption event occurs and, consequently, the maturity date of the RELAYS will be postponed. See the section of this pricing supplement called "Description of RELAYS--Determination Dates."

                                   Investing in the RELAYS is not equivalent to investing in the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or the component stocks of such indices.

Your return on the                 The return investors realize on the RELAYS is
RELAYS is limited to the           limited to the early redemption payment or
early redemption payment           the payment at maturity. If the RELAYS are
or the payment at                  automatically redeemed prior to maturity, you
maturity                           will receive the early redemption payment,
                                   which will be either $1,090, $1,180 or
                                   $1,270, depending on when the RELAYS are redeemed, which is equivalent to the issue price plus 9% of the issue price for each year that the RELAYS are outstanding. If the RELAYS are not automatically redeemed prior to maturity, you will receive the payment at maturity, which will be a maximum of $1,360, which is equivalent to the issue price plus
                                   9% of the issue price for each year that the RELAYS are outstanding, and could be less than the principal amount of the RELAYS. See
                                   "Hypothetical Payouts on the RELAYS"
                                   beginning on PS-7.

MS & Co. will be the               We have appointed our affiliate, Morgan
Calculation Agent                  Stanley & Co. Incorporated, which we refer to
                                   as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as
                                   JPMorgan Chase Bank), the trustee for our senior securities. As calculation agent, MS &
                                   Co. will determine the payment that you will receive at maturity.

Where you can find more            The RELAYS are senior notes issued as part of
information on the                 our Series F medium-term note program. You
RELAYS                             can find a general description of our Series
                                   F medium-term note program in the
                                   accompanying prospectus supplement dated
                                   November 10, 2004. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                   "Description of Notes--Fixed Rate Notes" and
                                   "--Notes Linked to Commodity Prices, Single
                                   Securities, Baskets of Securities or
                                   Indices."

                                   For a detailed description of the terms of the RELAYS, you should read the section of this pricing supplement called "Description of RELAYS." You should also read about some of the risks involved in investing in RELAYS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the RELAYS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of RELAYS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the RELAYS.


How to reach us                    You may contact your local Morgan Stanley
                                   branch office or our principal executive offices at 1585 Broadway, New York, New York
                                   10036 (telephone number (212) 761-4000).

                       HYPOTHETICAL PAYOUTS ON THE RELAYS

      The following examples illustrate the payout on the RELAYS for a range of hypothetical index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on each of the four determination dates and, to illustrate the effect of the trigger level, a hypothetical intraday index value on a random interim date during the term of the RELAYS.

      These examples are based on the following terms:

     o    initial index value of the S&P 500 Index: 100

     o    initial index value of the Dow Jones EURO STOXX 50 Index: 100

     o trigger level for the S&P 500 Index: 70, which is 70% of the initial index value of the S&P 500 Index

     o trigger level for the Dow Jones EURO STOXX 50 Index: 70, which is 70% of the initial index value of the Dow Jones EURO STOXX 50 Index

     o    Issue Price (per RELAYS): $1,000.

      In Examples 1, 2 and 3, the values of the two indices fluctuate over the term of the RELAYS and both indices close above their respective initial index values of 100 on one of the first three determination dates. However, each example produces a different early redemption payment because both index closing values exceed their respective initial index values on a different determination date in each example. Accordingly, because both index closing values exceed their respective initial index values on one of the determination dates, the RELAYS are automatically redeemed as of that date. Additionally, Example 3 illustrates that the decline of the indices to or below their respective trigger levels on a random interim date during the term of the RELAYS does not affect the payout if the RELAYS are automatically redeemed on either of the first three determination dates.

                         -----------------------------------------------------------------------------------------------------------
                                         Example 1                           Example 2                            Example 3
                         -----------------------------------------------------------------------------------------------------------
                         Hypothetical  Hypothetical  Payout   Hypothetical  Hypothetical  Payout  Hypothetical  Hypothetical  Payout
                         Index Value1  Index Value1           Index Value1  Index Value1          Index Value1  Index Value1
                         of the S&P     of the Dow            of the S&P     of the Dow           of the S&P     of the Dow
                         500 Index      Jones EURO            500 Index      Jones EURO           500 Index      Jones EURO
                                        STOXX 50                             STOXX 50                            STOXX 50
                                         INDEX                                INDEX                               INDEX
                           ---------------------------------------------------------------------------------------------------------
Determination date, 2006     130          120       $1,090        86           110          --        88             93          --
Determination date, 2007      --           --          --        101           125       $1,180      100            107          --
      Interim date            --           --          --         --            --          --        65             82          --
Determination date, 2008      --           --          --         --            --          --       104            102       $1,270
Determination date, 2009      --           --          --         --            --          --        --             --          --
------------------------------------------------------------------------------------------------------------------------------------
       Total Payout:                                $1,090                               $1,180                               $1,270
------------------------------------------------------------------------------------------------------------------------------------

-------------------

(1) The Hypothetical Index Value for each determination date is the index closing value for that date, and the Hypothetical Index Value for the Interim Date is an intraday index value.

o In Example 1, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on the first determination date have increased to 130 and 120, which are 30% and 20% above their respective initial index values, and the RELAYS are automatically redeemed for $1,090 per RELAYS, representing an 9% increase above the Issue Price. This increase is less than, and unrelated to, the simple returns on the two indices of 30% and 20%.

o In Example 2, the index closing value of the S&P 500 Index on the first determination date has decreased to 86, which is 14% below the initial index value; therefore, the RELAYS are not automatically redeemed and remain outstanding, even though the index closing value of the Dow Jones EURO STOXX 50 Index has increased to 110, which is 10% above the initial index value. On the second determination date, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index have increased to 101 and 125, which are 1% and 25% above their respective initial index values, and the RELAYS are automatically redeemed for $1,180 per RELAYS, representing a 16% increase above the Issue Price.

o In Example 3, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index on the first determination date have decreased to 88 and 93, which are 12% and 7% below their respective initial index values. On the second determination date, the Dow Jones EURO STOXX 50 Index has increased back to and exceeded its initial index value, but the S&P 500 Index has not exceeded its initial index value; therefore, the RELAYS are not automatically redeemed on either of the first two determination dates and remain outstanding. The intraday value of the S&P 500 Index on the Interim Date has decreased to 65, which is 35% below the initial index value, and is below the trigger level, but on the third determination date, both index closing values have increased above their respective initial index values to 104 and 102, which are 4% and 2% above the initial index value; so the RELAYS are automatically redeemed for $1,270 per RELAYS, representing a 27% increase above the Issue Price.

      In each of Examples 4, 5, 6, 7, 8 and 9, the index closing value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index on the first, second and third determination dates is less than or equal to its initial index value, and, consequently, the RELAYS are not automatically redeemed prior to, and remain outstanding until, maturity.


                         -----------------------------------------------------------------------------------------------------------
                                         Example 1                           Example 2                            Example 3
                         -----------------------------------------------------------------------------------------------------------
                         Hypothetical  Hypothetical  Payout   Hypothetical  Hypothetical  Payout  Hypothetical  Hypothetical  Payout
                         Index Value1  Index Value1           Index Value1  Index Value1          Index Value1  Index Value1
                         of the S&P     of the Dow            of the S&P     of the Dow           of the S&P     of the Dow
                         500 Index      Jones EURO            500 Index      Jones EURO           500 Index      Jones EURO
                                        STOXX 50                             STOXX 50                            STOXX 50
                                         INDEX                                INDEX                               INDEX
                           ---------------------------------------------------------------------------------------------------------
Determination date, 2006      99          120          --         95           110          --        95            110          --
Determination date, 2007     100           92          --         97            73          --        97             73          --
      Interim date            80           68          --         71           105          --        71            105          --
Determination date, 2008     100          110          --         88            93          --        88             93          --
Determination date, 2009     150          140       $1,360        72            89        $1,000      72            120       $1,000
------------------------------------------------------------------------------------------------------------------------------------
           Total Payout:                            $1,360                                $1,000                              $1,000
------------------------------------------------------------------------------------------------------------------------------------

                         -----------------------------------------------------------------------------------------------------------
                                         Example 7                           Example 8                            Example 9
                         -----------------------------------------------------------------------------------------------------------
                         Hypothetical  Hypothetical  Payout   Hypothetical  Hypothetical  Payout  Hypothetical  Hypothetical  Payout
                         Index Value1  Index Value1           Index Value1  Index Value1          Index Value1  Index Value1
                         of the S&P     of the Dow            of the S&P     of the Dow           of the S&P     of the Dow
                         500 Index      Jones EURO            500 Index      Jones EURO           500 Index      Jones EURO
                                        STOXX 50                             STOXX 50                            STOXX 50
                                         INDEX                                INDEX                               INDEX
                           ---------------------------------------------------------------------------------------------------------
Determination date, 2006      81           93        --           81            93          --        81             93          --
Determination date, 2007      99          107        --           99           107          --        99            107          --
      Interim date            69           82        --           69            82          --        69             82          --
Determination date, 2008      75          102        --           75           102          --        75            102          --
Determination date, 2009     105           90       $900          62            94         $620       88            125         $880
------------------------------------------------------------------------------------------------------------------------------------
           Total Payout:                            $900                                   $620                                 $880
------------------------------------------------------------------------------------------------------------------------------------

----------------------------

(1) The Hypothetical Index Value for each determination date is the index closing value for that date, and the Hypothetical Index Value for the Interim Date is an intraday index value.

o In Example 4, on the final determination date, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index have increased 50% and 40% above their respective initial index values to 150 and 140, and the payment at maturity equals $1,360 per RELAYS, representing a 36% increase above the Issue Price. This increase is less than, and unrelated to, the simple returns on the indices of 50% and 40%. Even though on the Interim

     Date the intraday value of the Dow Jones EURO STOXX 50 Index decreased below the trigger level, the payment at maturity is unaffected because both index closing values on the final determination date exceed their respective initial index values.

o In Example 5, on the final determination date, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index have decreased 28% and 11% below their respective initial index values to 72 and 89. But, because the value of neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index decreased to or below their respective trigger level at any time during the life of the RELAYS, the payment at maturity equals $1,000 per RELAYS, an amount equal to the Issue Price.

o In Example 6, on the final determination date, the index closing value of the S&P 500 Index has decreased 28% below the initial index value to 72 and the index closing value of the Dow Jones EURO STOXX 50 Index has increased 20% above the initial index value to 120. Because the value of neither the S&P 500 Index nor the Dow Jones EURO STOXX 50 Index decreased to or below their respective trigger level at any time during the life of the RELAYS, the payment at maturity equals $1,000 per RELAYS, an amount equal to the Issue Price. Even though the value of one of the underlying indices increased 20% over the term of the RELAYS, the RELAYS only return the $1,000 par amount because the other index did not exceed its initial index value.

o In Example 7, on the final determination date, the index closing value of the S&P 500 Index has increased 5% above the initial index value to 105 and the index closing value of the Dow Jones EURO STOXX 50 Index has decreased 10% below the initial index value to 90. Because the intraday value of the S&P 500 Index on the Interim Date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals $1,000 principal amount times an index performance factor of 0.90 (the lower of 1.05 for the S&P 500 Index and 0.90 for the Dow Jones EURO STOXX 50 Index), which results in a payment at maturity of $900 per RELAYS, representing a 10% decrease below the Issue Price. The return on the RELAYS reflects the decrease in value of the Dow Jones EURO STOXX 50 Index, even though the S&P 500 Index was the index that decreased below the trigger level.

o In Example 8, on the final determination date, the index closing values of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index have decreased 38% and 6% below their respective initial index values to 62 and 94. Because the intraday value of the S&P 500 Index on the Interim Date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals $1,000 principal amount times an index performance factor of 0.62 (the lower of 0.62 for the S&P 500 Index and 0.94 for the Dow Jones EURO STOXX 50 Index), which results in a payment at maturity of $620 per RELAYS, representing a 38% decrease below the Issue Price.

o In Example 9, on the final determination date, the index closing value of the S&P 500 Index has decreased to 88, which is 12% below the initial index value and the index closing value of the Dow Jones EURO STOXX 50 Index has increased to 125, which is 25% above the initial index value. Because the intraday value of the S&P 500 Index on the Interim Date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals the $1,000 principal amount times an index performance factor of 0.88 (the lower of 0.88 for the S&P 500 Index and 1.25 for the Dow Jones EURO STOXX 50 Index), which results in a payment at maturity of $880 per RELAYS, representing a 12% decrease below the Issue Price, even though the value of one of the underlying indices increased 25% over the term of the RELAYS.

                                  RISK FACTORS

      The RELAYS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, do not pay interest or guarantee any return of principal at maturity. Investing in the RELAYS is not equivalent to investing directly in the S&P 500 Index and the Dow Jones EURO STOXX 50 Index or their component stocks. This section describes the most significant risks relating to the RELAYS. You should carefully consider whether the RELAYS are suited to your particular circumstances before you decide to purchase them.

The RELAYS do not pay              The terms of the RELAYS differ from those of
interest or guarantee              ordinary debt securities in that we will not
return of principal                pay you interest on the RELAYS or guarantee
                                   you the principal amount of the RELAYS at maturity. Instead, if the RELAYS have not previously been automatically redeemed, at maturity you will receive for each $1,000 principal amount of RELAYS that you hold an amount in cash based upon the values of the S&P 500 Index and the Dow Jones EURO STOXX 50
                                   Index.

                                   o   Only if the final index values of both
                                       the S&P 500 Index and the Dow Jones EURO
                                       STOXX 50 Index on the final determination date are greater than their respective initial index values will you receive an amount in cash greater than the par amount at maturity. The payment would be equal to $1,360.

                                   o   If the final index value of either the
                                       S&P 500 Index or the Dow Jones EURO STOXX
                                       50 Index is less than its initial index
                                       value and the value of neither the S&P
                                       500 Index nor the Dow Jones EURO STOXX 50
                                       Index has decreased to or below its
                                       specified trigger level at any time on
                                       any date from but excluding January 14,
                                       2005, the day we priced the RELAYS for
                                       initial sale to the public, to and
                                       including the final determination date,
                                       you will receive the $1,000 issue price.
                                       The payment of the $1,000 issue price at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. See "Hypothetical Payouts on the RELAYS" on PS-6.

                                   o   If the final index value of either the
                                       S&P 500 Index or the Dow Jones EURO STOXX
                                       50 Index is less than its initial index
                                       value and if the value of either S&P 500
                                       Index or the Dow Jones EURO STOXX 50
                                       Index has decreased to or below its
                                       specified trigger level at any time on
                                       any date from but excluding January 14,
                                       2005, the day we priced the RELAYS for
                                       initial sale to the public, to and
                                       including the final determination date,
                                       you will receive an amount in cash that
                                       is less than the $1,000 issue price of
                                       each RELAYS by an amount proportionate to the decrease in the value of whichever index has declined more. In such case, you may suffer a loss of a significant amount of your investment in the RELAYS.

Your appreciation                  The appreciation potential of the RELAYS is
potential is limited;              limited by the redemption feature of the
RELAYS subject to early            RELAYS to a maximum of 9% of the issue price
redemption                         for each year that the RELAYS are outstanding
                                   regardless of any greater positive
                                   performance of the S&P 500 Index and the Dow
                                   Jones EURO STOXX 50 Index. In addition, the early redemption feature may limit the term of your investment to as short as one year.

The RELAYS will not be listed      The RELAYS will not be listed on any
                                   securities exchange. There may be little or no secondary market for the RELAYS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the RELAYS easily. MS & Co.
                                   currently intends to act as a market maker for the RELAYS but is not required to do so.
                                   Because we do not expect that other market makers will participate significantly in the secondary market for the RELAYS, the price at which you may be able to trade your RELAYS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the RELAYS.

Market price of the                Several factors, many of which are beyond our
RELAYS may be                      control, will influence the value of the
influenced by many                 RELAYS in the secondary market and the price
unpredictable factors              at which MS & Co. may be willing to purchase
                                   or sell the RELAYS in the secondary market.
                                   We expect that generally the values of the S&P 500 Index and the Dow Jones EURO STOXX 50
                                   Index on any day will affect the value of the RELAYS more than any other single factor.
                                   However, because the payout on the RELAYS is only directly correlated to the values of the S&P 500 Index and the Dow Jones EURO STOXX 50
                                   Index in certain circumstances, the RELAYS will trade differently from the S&P 500 Index and the Dow Jones EURO STOXX 50 Index. Other factors that may influence the value of the RELAYS include:

                                   o   the volatility (frequency and magnitude
                                       of changes in value) of the S&P 500 Index and the Dow Jones EURO STOXX 50 Index

                                   o   the level of correlation between the
                                       value of S&P 500 Index and the value the Dow Jones EURO STOXX 50 Index

                                   o   the dividend rate on the stocks
                                       underlying the S&P 500 Index and the Dow
                                       Jones EURO STOXX 50 Index

                                   o whether the value of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has been at or below the trigger level at any time on any date

                                   o   geopolitical conditions and economic,
                                       financial, political, regulatory or
                                       judicial events that affect the stocks
                                       underlying the S&P 500 Index and the Dow
                                       Jones EURO STOXX 50 Index or stock
                                       markets generally and which may affect
                                       the value of the S&P 500 Index or the
                                       value the Dow Jones EURO STOXX 50 Index

                                   o   interest and yield rates in the market

                                   o   the time remaining until the next
                                       determination date(s)and the maturity of the RELAYS

                                   o   our creditworthiness

                                   Some or all of these factors will influence the price you will receive if you sell your RELAYS prior to maturity. For example, you may have to sell your RELAYS at a substantial discount from the principal amount if on that date either the value of the S&P 500 Index or the value of the Dow Jones EURO STOXX 50 Index is at or below its closing value on January 14, 2005, the day we priced the RELAYS for initial sale to the public, especially if at any time on any date the value of either the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has fallen to or below its specified trigger level.

                                   You cannot predict the future performance of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index based on its historical performance. The value of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the RELAYS by an amount proportionate to the decrease in the value of whichever of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index has declined more. There can be no assurance that the values of both the S&P 500 Index and the Dow Jones EURO STOXX 50 Index will have increased on any determination date so that you will receive at maturity or on any earlier redemption date more than the principal amount of the RELAYS.

The inclusion of                   Assuming no change in market conditions or
commissions and                    any other relevant factors, the price, if
projected profit from              any, at which MS & Co. is willing to purchase
hedging in the original            RELAYS in secondary market transactions will
issue price is likely to           likely be lower than the original issue
adversely affect secondary         price, since the original issue price
market prices                      included, and secondary market prices are
                                   likely to exclude, commissions paid with respect to the RELAYS, as well as the projected profit included in the cost of hedging our obligations under the RELAYS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the S&P             Standard & Poor's Corporation, or S&P(R), is
500 Index or the Dow               responsible for calculating and maintaining
Jones EURO STOXX 50                the S&P 500 Index. S&P can add, delete or
Index could adversely              substitute the stocks underlying the S&P 500
affect the value of the            Index or make other methodological changes
RELAYS                             that could change the value of the S&P 500
                                   Index. S&P may discontinue or suspend
                                   calculation or dissemination of the S&P 500
                                   Index. Any of these actions could adversely affect the value of the RELAYS.

                                   STOXX Limited, a joint venture between
                                   Deutsche Boerse AG, Dow Jones & Company and
                                   SWX Swiss Exchange, is responsible for
                                   calculating and maintaining the Dow Jones
                                   EURO STOXX 50 Index. STOXX Limited can add, delete or substitute the stocks underlying the Dow Jones EURO STOXX 50 Index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the Dow Jones EURO STOXX 50 Index. Any of these actions could adversely affect the value of the RELAYS.

                                   S&P or STOXX Limited may discontinue or
                                   suspend calculation or publication of the S&P 500 Index or the Dow Jones EURO STOXX 50 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the RELAYS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the RELAYS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index or the Dow Jones EURO STOXX 50 Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the S&P 500 Index or the Dow Jones EURO STOXX 50 Index last in effect prior to such discontinuance.

There are additional risks         The risk associated with an investment in a
associated with an                 RELAYS based on the values of two stock
investment in the                  indices may be significantly greater than the
RELAYS because the                 risk of a hypothetical investment in a RELAYS
RELAYS are linked to               based on only one of the underlying stock
two stock indices                  indices. Investors in the RELAYS will realize
                                   appreciation on the RELAYS only if both the S&P 500 Index and the Dow Jones EURO STOXX 50
                                   Index exceed their respective initial index values on one of the first three determination dates or at maturity. If either underlying index fails to appreciate, investors will not benefit from any appreciation in the other index.

You have no shareholder            Investing in the RELAYS is not equivalent to
rights                             investing in the S&P 500 Index and the Dow
                                   Jones EURO STOXX 50 Index or its component stocks. As an investor in the RELAYS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the S&P 500 Index and the Dow
                                   Jones EURO STOXX 50 Index.

The economic interests of          The economic interests of the calculation
the calculation agent and          agent and other of our affiliates are
other of our affiliates are        potentially adverse to your interests as an
potentially adverse to your        investor in the RELAYS.
interests
                                   As calculation agent, MS & Co. will
                                   calculate the payment we will pay to you at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500
                                   Index or the Dow Jones EURO STOXX 50 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of RELAYS--Market
                                   Disruption Event" and "--Discontinuance of the S&P 500 Index or the Dow Jones EURO STOXX
                                   50 Index; Alteration of Method of
                                   Calculation."

                                   The original issue price of the RELAYS
                                   includes the agent's commissions and certain costs of hedging our obligations under the RELAYS. The subsidiaries through which we hedge our obligations under the RELAYS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading                MS & Co. and other affiliates of ours have
activity by the calculation        carried out, and will continue to carry out,
agent and its affiliates           hedging activities related to the RELAYS (and
could potentially adversely        possibly to other instruments linked to the
affect the values of the           S&P 500 Index and the Dow Jones EURO STOXX 50
S&P 500 Index and the              Index or its component stocks), including
Dow Jones EURO STOXX               trading in the stocks underlying the S&P 500
50 Index                           Index and the Dow Jones EURO STOXX 50 Index
                                   as well as in other instruments related to the two indices. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and the Dow
                                   Jones EURO STOXX 50 Index and other financial instruments related to the two indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have affected the value of the S&P 500 Index and the Dow Jones EURO STOXX 50
                                   Index and, as a result, could have increased the level at which the S&P 500 Index and the Dow Jones EURO STOXX 50 Index must close before you receive a payment at maturity or upon automatic redemption that exceeds the principal amount of the RELAYS. Additionally, such hedging or trading activities during the term of the RELAYS could potentially affect the values of the S&P 500 Index and the Dow
                                   Jones EURO STOXX 50 Index on the
                                   determination dates and, accordingly, whether we redeem the RELAYS and the amount of cash you will receive at maturity.

Tax treatment                      You should also consider the U.S. federal
                                   income tax consequences of investing in the RELAYS. An investment in a RELAYS should be treated as an "open transaction" with respect to the S&P 500 Index and the Dow Jones EURO
                                   STOXX 50 Index for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of
                                   RELAYS--United States Federal Income
                                   Taxation." Under this treatment, if you are a U.S. taxable investor, you should not be required to accrue any income during the term of a RELAYS; but you should recognize capital gain or loss at maturity or upon a sale, exchange, redemption or other disposition of the RELAYS in an amount equal to the difference between the amount realized and your tax basis in the RELAYS. However, due to the absence of authorities that directly address the proper tax treatment of the RELAYS, no assurance can be given that the IRS will accept, or that a court will uphold, this characterization and treatment. If the IRS were successful in asserting an alternative characterization or treatment, the timing and character of income thereon would be significantly affected. Please read carefully the section of this pricing supplement called "Description of
                                   RELAYS--United States Federal Income
                                   Taxation."

                                   If you are a foreign investor, please read the section of this pricing supplement called "Description of RELAYS--United States Federal Income Taxation" for a discussion of the withholding tax consequences of an investment in the RELAYS.

                                   You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the RELAYS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              DESCRIPTION OF RELAYS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "RELAYS" refers to each $1,000 principal amount of our Redeemable Equity-Linked Alternative Yield Securities due January 15, 2009. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount...............   $5,155,000

Original Issue Date (Settlement Date)....   January 20, 2005

Maturity Date............................   January 15, 2009, subject to
                                            extension in the event of a Market
                                            Disruption Event on the final
                                            Determination Date.

                                            If, due to a Market Disruption Event
                                            or otherwise, the final
                                            Determination Date is postponed so
                                            that it falls less than two
                                            scheduled Trading Days prior to the
                                            scheduled Maturity Date, the
                                            Maturity Date will be the second
                                            scheduled Trading Day following that
                                            final Determination Date as
                                            postponed. See "--Determination
                                            Dates" below.

Interest Rate............................   None

Specified Currency.......................   U.S. dollars

Issue Price..............................   $1,000 per RELAYS

CUSIP Number.............................   61746Y726

Denominations............................   $1,000 and integral multiples
                                            thereof

Initial Index Values.....................   1,184.52, the Index Closing Value of
                                            the S&P 500 Index on January 14,
                                            2005 and

                                            2,948.22, the Index Closing Value of
                                            the Dow Jones EURO STOXX 50 Index on
                                            January 14, 2005.

Payment at Maturity......................   Unless the RELAYS have been
                                            previously automatically redeemed,
                                            you will receive for each $1,000
                                            principal amount of RELAYS that you
                                            hold a Payment at Maturity equal to:

                                            o  $1,360 (136% of par) if the Final
                                               Index Values of both the S&P 500
                                               Index and the Dow Jones EURO
                                               STOXX 50 Index are greater than
                                               their respective Initial Index
                                               Values, or

                                            o  $1,000 (par) if the Final Index
                                               Value of either the S&P 500 Index
                                               or the Dow Jones EURO STOXX 50
                                               Index is less than or equal to
                                               its Initial Index Value and the
                                               reported value of neither the S&P
                                               500 Index nor the Dow Jones EURO
                                               STOXX 50 Index, as published by
                                               S&P or STOXX Limited, has
                                               decreased to or below its
                                               specified Trigger Level at any
                                               time on any Trading Day on which
                                               there is no Market Disruption
                                               Event from but excluding the
                                               Original Issue Date to and
                                               including the final Determination
                                               Date, or

                                            o  the $1,000 principal amount of
                                               each RELAYS times the Index
                                               Performance Factor if the Final
                                               Index Value of either
                                               the S&P 500 Index or the Dow
                                               Jones EURO STOXX 50 Index is less
                                               than or equal to its Initial
                                               Index Value and the reported
                                               value of either the S&P 500 Index
                                               or the Dow Jones EURO STOXX 50
                                               Index, as published by S&P or
                                               STOXX Limited, has decreased to
                                               or below its specified Trigger
                                               Level at any time on any Trading
                                               Day on which there is no Market
                                               Disruption Event from but
                                               excluding the Original Issue Date
                                               to and including the final
                                               Determination Date. Because the
                                               Index Performance Factor will be
                                               less than or equal to 1.0, this
                                               payment will be less than or
                                               equal to $1,000. The index
                                               performance factor is based on
                                               the underlying index that has
                                               declined more.

                                            We shall, or shall cause the
                                            Calculation Agent to, (i) provide
                                            written notice to the Trustee and to
                                            DTC of the amount of cash to be
                                            delivered with respect to the $1,000
                                            principal amount of each RELAYS on
                                            or prior to 10:30 a.m. on the
                                            Trading Day preceding the Maturity
                                            Date (but if such Trading Day is not
                                            a Business Day, prior to the close
                                            of business on the Business Day
                                            preceding the Maturity Date), and
                                            (ii) deliver the aggregate cash
                                            amount due with respect to the
                                            RELAYS to the Trustee for delivery
                                            to DTC, as holder of the RELAYS, on
                                            or prior to the Maturity Date. We
                                            expect such amount of cash will be
                                            distributed to investors on the
                                            Maturity Date in accordance with the
                                            standard rules and procedures of DTC
                                            and its direct and indirect
                                            participants. See "--Book Entry Note
                                            or Certificated Note" below, and see
                                            "The Depositary" in the accompanying
                                            prospectus supplement.

Final Index Values.......................   The Index Closing Values of the S&P
                                            500 Index and the Dow Jones EURO
                                            STOXX 50 Index, respectively, on the
                                            final Determination Date, as
                                            determined by the Calculation Agent.

Index Performance Factor.................   The lower of (i) the Final Index
                                            Value of the S&P 500 Index divided
                                            by the Initial Index Value of the
                                            S&P 500 Index and (ii) the Final
                                            Index Value of the Dow Jones EURO
                                            STOXX 50 Index divided by the
                                            Initial Index Value of the Dow Jones
                                            EURO STOXX 50 Index.

Trigger Levels...........................   829.164, which is 70% of the Initial
                                            Index Value of the S&P 500 Index and

                                            2,063.754, which is 70% of the
                                            Initial Index Value of the Dow Jones
                                            EURO STOXX 50 Index

Index Closing Value......................   The Index Closing Value of the S&P
                                            500 Index or the Dow Jones EURO
                                            STOXX 50 Index on any Trading Day
                                            will equal the official closing
                                            value of the S&P 500 Index or the
                                            Dow Jones EURO STOXX 50 Index,
                                            respectively, or in each case, any
                                            Successor Index (as defined under
                                            "--Discontinuance of the S&P 500
                                            Index or the Dow Jones EURO STOXX 50
                                            Index; Alteration of Method of
                                            Calculation" below) published
                                            following the regular official
                                            weekday close of trading for each
                                            index on that Trading Day. In
                                            certain circumstances, the Index
                                            Closing Value as well as intraday
                                            values will be based on the
                                            alternate calculation of the S&P 500
                                            Index or the Dow Jones EURO STOXX 50
                                            Index described under
                                            "--Discontinuance of the S&P 500
                                            Index or the

                                            Dow Jones EURO STOXX 50
                                            Index; Alteration of Method of
                                            Calculation."

Determination Dates......................   January 15, 2006, January 15, 2007,
                                            January 15, 2008 and January 12,
                                            2009, or if any such day is not a
                                            Trading Day or if there is a Market
                                            Disruption Event on such day, in
                                            each case, with respect to the S&P
                                            500 Index or the Dow Jones EURO
                                            STOXX 50 Index, the Determination
                                            Date with respect to such index
                                            shall be the immediately succeeding
                                            Trading Day on which there is no
                                            Market Disruption Event; provided
                                            that if a Market Disruption Event,
                                            with respect to such index, has
                                            occurred on each of the five Trading
                                            Days immediately succeeding any of
                                            the scheduled Determination Dates,
                                            then (i) such fifth succeeding
                                            Trading Day will be deemed to be the
                                            relevant Determination Date for such
                                            disrupted index, notwithstanding the
                                            occurrence of a Market Disruption
                                            Event on such day and (ii) with
                                            respect to any such fifth Trading
                                            Day on which a Market Disruption
                                            Event occurs, the Calculation Agent
                                            will determine the value of the
                                            disrupted index on such fifth
                                            Trading Day in accordance with the
                                            formula for and method of
                                            calculating the disrupted index last
                                            in effect prior to the commencement
                                            of the Market Disruption Event,
                                            using the closing price (or, if
                                            trading in the relevant securities
                                            has been materially suspended or
                                            materially limited, its good faith
                                            estimate of the closing price that
                                            would have prevailed but for such
                                            suspension or limitation) on such
                                            Trading Day of each security most
                                            recently comprising the disrupted
                                            index.

Early Redemption.........................   If the Index Closing Values of both
                                            the S&P 500 Index and the Dow Jones
                                            EURO STOXX 50 Index on any of the
                                            first three Determination Dates are
                                            greater than their respective
                                            Initial Index Values, we will redeem
                                            all of the RELAYS on the third
                                            Business Day following such
                                            Determination Date (in each case,
                                            the "Early Redemption Date") for the
                                            Early Redemption Payment.

Early Redemption Payment.................   The Early Redemption Payment will
                                            equal:

                                            o  $1,090, if Early Redemption
                                               occurs in 2006,
                                            o  $1,180, if Early Redemption
                                               occurs in 2007 or
                                            o  $1,270, if Early Redemption
                                               occurs in 2008.

Trading Day..............................   With respect to the S&P 500 Index or
                                            the Dow Jones EURO STOXX 50 Index, a
                                            day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on (i) the
                                            Relevant Exchanges for securities
                                            underlying the S&P 500 Index or the
                                            Dow Jones EURO STOXX 50 Index and
                                            (ii) on the exchanges on which
                                            futures or options contracts related
                                            to the S&P 500 Index or the Dow
                                            Jones EURO STOXX 50 Index are
                                            traded, other than a day on which
                                            trading on such Relevant Exchange or
                                            exchange on which such futures or
                                            options contracts are traded is
                                            scheduled to close prior to its
                                            regular weekday closing time.

Book Entry Note or Certificated Note.....   Book Entry. The RELAYS will be
                                            issued in the form of one or more
                                            fully registered global securities
                                            which will be deposited with, or on
                                            behalf of, DTC and will be
                                            registered in the name of a nominee
                                            of DTC. DTC's nominee will be the
                                            only registered holder of the
                                            RELAYS. Your beneficial interest in
                                            the RELAYS
                                            will be evidenced solely by
                                            entries on the books of the
                                            securities intermediary acting on
                                            your behalf as a direct or indirect
                                            participant in DTC. In this pricing
                                            supplement, all references to
                                            actions taken by "you" or to be
                                            taken by "you" refer to actions
                                            taken or to be taken by DTC and its
                                            participants acting on your behalf,
                                            and all references to payments or
                                            notices to you will mean payments or
                                            notices to DTC, as the registered
                                            holder of the RELAYS, for
                                            distribution to participants in
                                            accordance with DTC's procedures.
                                            For more information regarding DTC
                                            and book entry notes, please read
                                            "The Depositary" in the accompanying
                                            prospectus supplement and "Form of
                                            Securities--Global
                                            Securities--Registered Global
                                            Securities" in the accompanying
                                            prospectus.

Senior Note or Subordinated Note.........   Senior

Trustee..................................   JPMorgan Chase Bank, N.A. (formerly
                                            known as JPMorgan Chase Bank)

Agent....................................   MS & Co.

Calculation Agent........................   MS & Co.

                                            All determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and will, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on you and
                                            on us.

                                            All dollar amounts related to
                                            determination of the amount of cash
                                            payable per RELAYS will be made by
                                            the Calculation Agent and will be
                                            rounded to the nearest
                                            ten-thousandth, with five one
                                            hundred-thousandths rounded upwards
                                            (e.g., .76545 would be rounded up to
                                            .7655); and all dollar amounts paid
                                            on the aggregate number of RELAYS
                                            will be rounded to the nearest cent,
                                            with one-half cent rounded upward.

                                            Because the Calculation Agent is our
                                            affiliate, the economic interests of
                                            the Calculation Agent and its
                                            affiliates may be adverse to your
                                            interests as an investor in the
                                            RELAYS, including with respect to
                                            certain determinations and judgments
                                            that the Calculation Agent must make
                                            in determining any Index Closing
                                            Value or the intraday values of
                                            either index or whether a Market
                                            Disruption Event has occurred. See
                                            "--Discontinuance of the S&P 500
                                            Index or the Dow Jones EURO STOXX 50
                                            Index; Alteration of Method of
                                            Calculation" and "--Market
                                            Disruption Event" below. MS & Co. is
                                            obligated to carry out its duties
                                            and functions as Calculation Agent
                                            in good faith and using its
                                            reasonable judgment.

Market Disruption Event..................   Market Disruption Event means the
                                            occurrence or existence of any of
                                            the following events with respect to
                                            either the S&P 500 Index or the Dow
                                            Jones EURO STOXX 50 Index:

                                               (i) a suspension, absence or
                                               material limitation of trading of
                                               stocks then constituting 20
                                               percent or more of the level of
                                               the S&P 500 Index or of the Dow
                                               Jones EURO STOXX 50 Index

                                               (or the Successor Index) on the
                                               Relevant Exchanges for such
                                               securities for more than two
                                               hours of trading or during the
                                               one-half hour period preceding
                                               the close of the principal
                                               trading session on each such
                                               Relevant Exchange; or a breakdown
                                               or failure in the price and trade
                                               reporting systems of any Relevant
                                               Exchange as a result of which the
                                               reported trading prices for
                                               stocks then constituting 20
                                               percent or more of the level of
                                               the S&P 500 Index or of the Dow
                                               Jones EURO STOXX 50 Index (or the
                                               relevant Successor Index) during
                                               the last one-half hour preceding
                                               the close of the principal
                                               trading session on such Relevant
                                               Exchange are materially
                                               inaccurate; or the suspension,
                                               absence or material limitation of
                                               trading on any major securities
                                               market for trading in futures or
                                               options contracts or exchange
                                               traded funds related to the S&P
                                               500 Index or the Dow Jones EURO
                                               STOXX 50 Index (or the relevant
                                               Successor Index) for more than
                                               two hours of trading or during
                                               the one-half hour period
                                               preceding the close of the
                                               principal trading session on such
                                               market, in each case as
                                               determined by the Calculation
                                               Agent in its sole discretion; and

                                               (ii) a determination by the
                                               Calculation Agent in its sole
                                               discretion that any event
                                               described in clause (i) above
                                               materially interfered with our
                                               ability or the ability of any of
                                               our affiliates to unwind or
                                               adjust all or a material portion
                                               of the hedge with respect to the
                                               RELAYS.

                                            For the purpose of determining
                                            whether a Market Disruption Event
                                            exists at any time, if trading in a
                                            security included in the S&P 500
                                            Index or the Dow Jones EURO STOXX 50
                                            Index is materially suspended or
                                            materially limited at that time,
                                            then the relevant percentage
                                            contribution of that security to the
                                            level of such disrupted index shall
                                            be based on a comparison of (x) the
                                            portion of the level of the
                                            disrupted index attributable to that
                                            security relative to (y) the overall
                                            level of the disrupted index, in
                                            each case immediately before that
                                            suspension or limitation.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            will not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange or market, (2) a decision
                                            to permanently discontinue trading
                                            in the relevant futures or options
                                            contract will not constitute a
                                            Market Disruption Event, (3)
                                            limitations pursuant to the rules of
                                            any Relevant Exchange similar to
                                            NYSE Rule 80A (or any applicable
                                            rule or regulation enacted or
                                            promulgated by any other
                                            self-regulatory organization or any
                                            government agency of scope similar
                                            to NYSE Rule 80A as determined by
                                            the Calculation Agent) on trading
                                            during significant market
                                            fluctuations will constitute a
                                            suspension, absence or material
                                            limitation of trading, (4) a
                                            suspension of trading in futures or
                                            options contracts on the S&P 500
                                            Index or the Dow Jones EURO STOXX 50
                                            Index by the primary securities
                                            market trading in such contracts by
                                            reason of (x) a price change
                                            exceeding limits set by such
                                            securities exchange or market, (y)
                                            an imbalance of orders
                                            relating to such contracts or (z) a
                                            disparity in bid and ask quotes
                                            relating to such contracts will
                                            constitute a suspension, absence or
                                            material limitation of trading in
                                            futures or options contracts related
                                            to the S&P 500 Index or the Dow
                                            Jones EURO STOXX 50 Index and (5) a
                                            "suspension, absence or material
                                            limitation of trading" on any
                                            Relevant Exchange or on the primary
                                            securities market on which futures
                                            or options contracts related to the
                                            S&P 500 Index or the Dow Jones EURO
                                            STOXX 50 Index are traded will not
                                            include any time when such market is
                                            itself closed for trading under
                                            ordinary circumstances.

Relevant Exchange........................   Relevant Exchange means the primary
                                            exchange or market of trading for
                                            any security (or any combination
                                            thereof) then included in the S&P
                                            500 Index or the Dow Jones EURO
                                            STOXX 50 Index or any Successor
                                            Index. Alternate Exchange
                                            Calculation in Case of an Event of
                                            Default......... In case an event of
                                            default with respect to the RELAYS
                                            shall have occurred and be
                                            continuing, the amount declared due
                                            and payable per RELAYS upon any
                                            acceleration of the RELAYS shall be
                                            determined by the Calculation Agent
                                            and shall be an amount in cash equal
                                            to the Payment at Maturity
                                            calculated as if the date of
                                            acceleration were the final
                                            Determination Date.

                                            If the maturity of the RELAYS is
                                            accelerated because of an event of
                                            default as described above, we
                                            shall, or shall cause the
                                            Calculation Agent to, provide
                                            written notice to the Trustee at its
                                            New York office, on which notice the
                                            Trustee may conclusively rely, and
                                            to DTC of the cash amount due with
                                            respect to the RELAYS as promptly as
                                            possible and in no event later than
                                            two Business Days after the date of
                                            acceleration.

The S&P 500 Index........................   We have derived all information
                                            contained in this pricing supplement
                                            regarding the S&P 500 Index,
                                            including, without limitation, its
                                            make-up, method of calculation and
                                            changes in its components, from
                                            publicly available information. Such
                                            information reflects the policies
                                            of, and is subject to change by S&P.
                                            The S&P 500 Index was developed by
                                            S&P and is calculated, maintained
                                            and published by S&P. We make no
                                            representation or warranty as to the
                                            accuracy or completeness of such
                                            information.

                                            The S&P 500 Index is intended to
                                            provide a performance benchmark for
                                            the U.S. equity markets. The
                                            calculation of the value of the S&P
                                            500 Index (discussed below in
                                            further detail) is based on the
                                            relative value of the aggregate
                                            Market Value (as defined below) of
                                            the common stocks of 500 companies
                                            (the "Component Stocks") as of a
                                            particular time as compared to the
                                            aggregate average Market Value of
                                            the common stocks of 500 similar
                                            companies during the base period of
                                            the years 1941 through 1943. The
                                            "Market Value" of any Component
                                            Stock is the product of the market
                                            price per share and the number of
                                            the then outstanding shares of such
                                            Component Stock. The 500 companies
                                            are not the 500 largest companies
                                            listed on the NYSE and not all 500
                                            companies are listed on such
                                            exchange. S&P chooses companies for
                                            inclusion in the S&P 500 Index with
                                            an
                                            aim of achieving a distribution by
                                            broad industry groupings that
                                            approximates the distribution of
                                            these groupings in the common stock
                                            population of the U.S. equity
                                            market. S&P may from time to time,
                                            in its sole discretion, add
                                            companies to, or delete companies
                                            from, the S&P 500 Index to achieve
                                            the objectives stated above.
                                            Relevant criteria employed by S&P
                                            include the viability of the
                                            particular company, the extent to
                                            which that company represents the
                                            industry group to which it is
                                            assigned, the extent to which the
                                            company's common stock is
                                            widely-held and the Market Value and
                                            trading activity of the common stock
                                            of that company.

                                            The S&P 500 Index is calculated
                                            using a base-weighted aggregate
                                            methodology: the level of the S&P
                                            500 Index reflects the total Market
                                            Value of all 500 Component Stocks
                                            relative to the S&P 500 Index's base
                                            period of 1941-43 (the "Base
                                            Period").

                                            An indexed number is used to
                                            represent the results of this
                                            calculation in order to make the
                                            value easier to work with and track
                                            over time.

                                            The actual total Market Value of the
                                            Component Stocks during the Base
                                            Period has been set equal to an
                                            indexed value of 10. This is often
                                            indicated by the notation
                                            1941-43=10. In practice, the daily
                                            calculation of the S&P 500 Index is
                                            computed by dividing the total
                                            Market Value of the Component Stocks
                                            by a number called the "Index
                                            Divisor." By itself, the Index
                                            Divisor is an arbitrary number.
                                            However, in the context of the
                                            calculation of the S&P 500 Index, it
                                            is the only link to the original
                                            base period value of the S&P 500
                                            Index. The Index Divisor keeps the
                                            S&P 500 Index comparable over time
                                            and is the manipulation point for
                                            all adjustments to the S&P 500 Index
                                            ("Index Maintenance").

                                            Index Maintenance includes
                                            monitoring and completing the
                                            adjustments for company additions
                                            and deletions, share changes, stock
                                            splits, stock dividends, and stock
                                            price adjustments due to company
                                            restructurings or spinoffs.

                                            To prevent the value of the S&P 500
                                            Index from changing due to corporate
                                            actions, all corporate actions which
                                            affect the total Market Value of the
                                            S&P 500 Index require an Index
                                            Divisor adjustment. By adjusting the
                                            Index Divisor for the change in
                                            total Market Value, the value of the
                                            S&P 500 Index remains constant. This
                                            helps maintain the value of the S&P
                                            500 Index as an accurate barometer
                                            of stock market performance and
                                            ensures that the movement of the S&P
                                            500 Index does not reflect the
                                            corporate actions of individual
                                            companies in the S&P 500 Index. All
                                            Index Divisor adjustments are made
                                            after the close of trading and after
                                            the calculation of the closing value
                                            of the S&P 500 Index. Some corporate
                                            actions, such as stock splits and
                                            stock dividends, require simple
                                            changes in the common shares
                                            outstanding and the stock prices of
                                            the companies in the S&P 500 Index
                                            and do not require Index Divisor
                                            adjustments.

                                            The table below summarizes the types
                                            of S&P 500 Index maintenance
                                            adjustments and indicates whether or
                                            not an Index Divisor adjustment is
                                            required.

                                                                                                      Divisor
                                                                                                     Adjustment
                                   Type of Corporate Action           Adjustment Factor               Required
                                   ------------------------           -----------------               --------
                                   Stock split                Shares Outstanding multiplied by 2;        No
                                      (i.e., 2-for-1)         Stock Price divided by 2

                                   Share issuance             Shares Outstanding plus newly issued       Yes
                                      (i.e., change > 5%)     Shares
                                                    -
                                   Share repurchase           Shares Outstanding minus Repurchased       Yes
                                      (i.e., change > 5%)     Shares
                                                    -
                                   Special cash dividends     Share Price minus Special Dividend         Yes

                                   Company Change             Add new company Market Value minus old     Yes
                                                              company Market Value

                                   Rights Offering            Price of parent company minus              Yes

                                                                           Price of Rights
                                                                           ---------------
                                                                             Right Ratio

                                   Spin-Off                   Price of parent company minus              Yes

                                                                         Price of Spinoff Co.
                                                                         --------------------
                                                                         Share Exchange Ratio

                                            Stock splits and stock dividends do
                                            not affect the Index Divisor of the
                                            S&P 500 Index, because following a
                                            split or dividend both the stock
                                            price and number of shares
                                            outstanding are adjusted by S&P so
                                            that there is no change in the
                                            Market Value of the Component Stock.
                                            All stock split and dividend
                                            adjustments are made after the close
                                            of trading on the day before the
                                            ex-date.

                                            Each of the corporate events
                                            exemplified in the table requiring
                                            an adjustment to the Index Divisor
                                            has the effect of altering the
                                            Market Value of the Component Stock
                                            and consequently of altering the
                                            aggregate Market Value of the
                                            Component Stocks (the "Post-Event
                                            Aggregate Market Value"). In order
                                            that the level of the S&P 500 Index
                                            (the "Pre-Event Index Value") not be
                                            affected by the altered Market Value
                                            (whether increase or decrease) of
                                            the affected Component Stock, a new
                                            Index Divisor ("New Divisor") is
                                            derived as follows:

                                    Post-Event Aggregate Market Value
                                    ---------------------------------  =  Pre-Event Index Value
                                               New Divisor

                                   New Divisor   =  Post-Event Market Value
                                                    -----------------------
                                                    Pre-Event Index Value

                                            A large part of the S&P 500 Index
                                            maintenance process involves
                                            tracking the changes in the number
                                            of shares outstanding of each of the
                                            S&P 500 Index companies. Four times
                                            a year, on a Friday close to the end
                                            of each calendar quarter, the share
                                            totals of companies in the S&P 500
                                            Index are updated as required by any
                                            changes in the number of shares
                                            outstanding. After the totals are
                                            updated, the Index Divisor is
                                            adjusted to compensate for the net
                                            change in the total Market Value of
                                            the S&P 500 Index. In addition, any
                                            changes over 5% in the current
                                            common shares outstanding for the
                                            S&P 500 Index companies are
                                            carefully reviewed on a weekly
                                            basis, and when appropriate, an
                                            immediate adjustment is made to the
                                            Index Divisor.

The Dow Jones EURO STOXX 50(SM) Index......   We have derived all information
                                            contained in this pricing supplement
                                            regarding the Dow Jones Euro STOXX
                                            50 Index, including, without
                                            limitation, its make-up, method of
                                            calculation and changes in its
                                            components, from publicly available
                                            information. Such information
                                            reflects the policies of, and is
                                            subject to change by, STOXX Limited.
                                            The Dow Jones Euro STOXX 50 Index is
                                            calculated, maintained and published
                                            by STOXX Limited. We make no
                                            representation or warranty as to the
                                            accuracy or completeness of such
                                            information.

                                            The Dow Jones Euro STOXX 50 Index
                                            was created by STOXX Limited, a
                                            joint venture between Deutsche
                                            Boerse AG, Dow Jones & Company and
                                            SWX Swiss Exchange. Publication of
                                            the Dow Jones Euro STOXX 50 Index
                                            began on February 26, 1998, based on
                                            an initial Index value of 1,000 at
                                            December 31, 1991. The Dow Jones
                                            Euro STOXX 50 Index is published in
                                            The Wall Street Journal and
                                            disseminated on the STOXX Limited
                                            website: http://www.stoxx.com.

                                            Dow Jones Euro STOXX 50 Index
                                            Composition and Maintenance

                                            The Dow Jones Euro STOXX 50 Index is
                                            composed of 50 component stocks of
                                            market sector leaders from within
                                            the Dow Jones Euro STOXX 50 Index,
                                            which includes stocks selected from
                                            the Eurozone. The component stocks
                                            have a high degree of liquidity and
                                            represent the largest companies
                                            across all market sectors defined by
                                            the Dow Jones Global Classification
                                            Standard. Set forth below are the
                                            country weightings and industrial
                                            sector weightings of the securities
                                            currently included in the Dow Jones
                                            Euro STOXX 50 Index as of December
                                            30, 2004:

                                    Country Weightings            Industrial Sector Weightings
                                   ----------------------     -----------------------------------
                                   France           31.3%     Banks                         20.8%
                                   Germany          22.6%     Oil & Gas                     16.2%
                                   The Netherlands  17.2%     Telecommunication             12.1%
                                   Spain            13.8%     Insurance                     10.6%
                                   Italy            11.6%     Utilities                      9.0%
                                   Finland           3.5%     Technology                     6.2%


                                     PS-23


                                    Country Weightings            Industrial Sector Weightings
                                   ----------------------     -----------------------------------
                                                              Chemicals                      4.0%
                                                              Healthcare                     3.8%
                                                              Personal & Household Goods     3.7%
                                                              Industrial Goods & Services    3.4%
                                                              Food & Beverages               2.9%
                                                              Retail                         1.9%
                                                              Automobiles                    1.9%
                                                              Construction & Materials       1.8%
                                                              Media                          1.6%

                                            A current list of the issuers of the
                                            Dow Jones Euro STOXX 50 Index, as of
                                            December 30, 2004, is set forth
                                            below.

                                                                                          Current
                                                                                          Weight in
                                     Issuer of Component Stock           Country          Index        Industry Sector
                                   -----------------------------     ---------------      ------     ------------------
                                   ABN Amro Holding N.V.             The Netherlands       2.16%     Banks
                                   Aegon N.V.                        The Netherlands       0.90%     Insurance
                                   Air Liquide S.A.                  France                0.97%     Chemicals
                                   Alcatel                           France                0.91%     Technology
                                   Allianz AG                        Germany               2.21%     Insurance
                                   Assicurazioni Generali S.p.A.     Italy                 1.78%     Insurance
                                   AXA UAP                           France                1.79%     Insurance
                                   Banco Santander Central Hispano,  Spain                 3.72%     Banks
                                       S.A.
                                   Banco Bilbao Vizcaya Argentaria,  Spain                 2.88%     Banks
                                       S.A.
                                   BASF AG                           Germany               1.88%     Chemicals
                                   Bayer Group                       Germany               1.12%     Chemicals
                                   BNP Paribas                       France                2.90%     Banks
                                   Carrefour S.A.                    France                1.37%     Personal & Household Goods
                                   Credit Agricole, S.A.             France                1.00%     Banks
                                   DaimlerChrysler AG                Germany               1.92%     Automobiles
                                   Danone Group                      France                1.11%     Food & Beverages
                                   Deutsche Bank AG                  Germany               2.31%     Banks
                                   Deutsche Telekom AG               Germany               2.82%     Telecommunications
                                   E.ON AG                           Germany               3.02%     Utilities
                                   Endesa, S.A.                      Spain                 1.07%     Utilities
                                   Enel S.p.A.                       Italy                 1.67%     Utilities
                                   Eni S.p.A.                        Italy                 3.07%     Oil & Gas
                                   Fortis                            The Netherlands       1.62%     Banks
                                   France Telecom                    France                2.27%     Telecommunications
                                   Iberdrola                         Spain                 0.96%     Utilities
                                   ING Groep N.V.                    The Netherlands       2.82%     Insurance
                                   L'Oreal S.A.                      France                1.14%     Personal & Household Goods
                                   Lafarge S.A.                      France                0.79%     Construction & Materials
                                   LVMH Moet Hennessy Louis Vuitton  France                0.97%     Personal & Household Goods
                                   Munich Re Group                   Germany               1.09%     Insurance
                                   Nokia Corporation                 Finland               3.53%     Technology
                                   Philips Electronics               The Netherlands       1.62%     Retail
                                   Repsol YPF, S.A.                  Spain                 1.19%     Oil & Gas
                                   Royal Dutch Petroleum Company     The Netherlands       5.71%     Oil & Gas
                                   Royal Ahold N.V.                  The Netherlands       0.57%     Personal & Household Goods
                                   RWE AG Stammaktien O.N.           Germany               1.08%     Utilities
                                   Saint-Gobain                      France                0.99%     Construction & Materials


                                     PS-24


                                   Sanofi-Aventis                    France                3.82%     Healthcare
                                   Sanpaolo IMi S.p.A.               Italy                 0.76%     Banks
                                   SAP Aktiengesellschaft            Germany               1.78%     Technology
                                   Siemens AG                        Germany               3.40%     Industrial Goods & Services
                                   Societe Generale                  France                2.15%     Banks
                                   Suez                              France                1.18%     Utilities
                                   Total                             France                6.28%     Oil & Gas
                                   Telecom Italia S.p.A.             Italy                 1.68%     Telecommunications
                                   Telecom Italia Mobile S.p.A.      Italy                 1.33%     Telecommunications
                                   Telefonica, S.A.                  Spain                 3.96%     Telecommunications
                                   Unicredito Italiano S.p.A.        Italy                 1.30%     Banks
                                   Unilever N.V.                     The Netherlands       1.83%     Food & Beverages
                                   Vivendi Universal                 France                1.64%     Media

                                            The composition of the Dow Jones
                                            Euro STOXX 50 Index is reviewed
                                            annually, based on the closing stock
                                            data on the last trading day in
                                            August. The component stocks are
                                            announced the first trading in
                                            September. Changes to the component
                                            stocks are implemented on the third
                                            Friday in September and are
                                            effective the following trading day.
                                            Changes in the composition of the
                                            Dow Jones Euro STOXX 50 Index are
                                            made to ensure that the Dow Jones
                                            Euro STOXX 50 Index includes the 50
                                            market sector leaders from within
                                            the Dow Jones Euro STOXX Index.

                                            The free float factors for each
                                            component stock used to calculate
                                            the Dow Jones Euro STOXX 50 Index,
                                            as described below, are reviewed,
                                            calculated and implemented on a
                                            quarterly basis and are fixed until
                                            the next quarterly review.

                                            The Dow Jones Euro STOXX 50 Index is
                                            also reviewed on an ongoing basis.
                                            Corporate actions (including initial
                                            public offerings, mergers and
                                            takeovers, spin-offs, delistings and
                                            bankruptcy) that affect the Dow
                                            Jones Euro STOXX 50 Index
                                            composition are immediately
                                            reviewed. Any changes are announced,
                                            implemented and effective in line
                                            with the type of corporate action
                                            and the magnitude of the effect.

                                            Dow Jones Euro STOXX 50 Index
                                            Calculation

                                            The Dow Jones Euro STOXX 50 Index is
                                            calculated with the "Laspeyres
                                            formula," which measures the
                                            aggregate price changes in the
                                            component stocks against a fixed
                                            base quantity weight. The formula
                                            for calculating the Dow Jones Euro
                                            STOXX 50 Index value can be
                                            expressed as follows:

                                     free float market capitalization of
                                     the Dow Jones Euro STOXX 50 Index
                             Index = ----------------------------------- x 1,000
                                     adjusted base date market capitali-
                                     zation of the Dow Jones Euro STOXX
                                     50 Index

                                            The "free float market
                                            capitalization of the Dow Jones Euro
                                            STOXX 50 Index" is equal to the sum
                                            of the products of the closing
                                            price, market capitalization and
                                            free float factor for each
                                            component stock as of the time the
                                            Dow Jones Euro STOXX 50 Index is
                                            being calculated.

                                            The Dow Jones Euro STOXX 50 Index is
                                            also subject to a divisor, which is
                                            adjusted to maintain the continuity
                                            of the Dow Jones Euro STOXX 50 Index
                                            values across changes due to
                                            corporate actions. The following is
                                            a summary of the adjustments to any
                                            component stock made for corporate
                                            actions and the effect of such
                                            adjustment on the divisor, where
                                            shareholders of the component stock
                                            will receive "B" number of shares
                                            for every "A" share held (where
                                            applicable).

                                            (1) Split and reverse split:

                                                Adjusted price = closing price *
                                                A/B

                                                New number of shares = old
                                                number of shares * B/A

                                                Divisor:  no change

                                            (2) Rights offering:

                                                Adjusted price = (closing price
                                                * A + subscription price * B) /
                                                (A + B)

                                                New number of shares = old
                                                number of shares * (A + B) / A

                                                Divisor:  increases

                                            (3) Stock dividend:

                                                Adjusted price = closing price *
                                                A / (A + B)

                                                New number of shares = old
                                                number of shares * (A + B) / A

                                                Divisor: no change

                                            (4) Stock dividend of another
                                                company:

                                                Adjusted price = (closing price
                                                * A - price of other company *
                                                B) / A

                                                Divisor:  decreases

                                            (5) Return of capital and share
                                                consideration:

                                                Adjusted price = (closing price
                                                        - dividend announced by
                                                        company * (1-withholding
                                                        tax)) * A / B

                                                New number of shares = old
                                                number of shares * B / A

                                                Divisor: decreases

                                            (6) Repurchase shares / self tender:

                                                Adjusted price = ((price before
                                                        tender * old number of
                                                        shares) - (tender price
                                                        * number of tendered
                                                        shares)) / (old number
                                                        of shares - number of
                                                        tendered shares)

                                                New number of shares = old
                                                number of shares - number of
                                                tendered shares

                                                Divisor: decreases

                                            (7) Spin-off:

                                                Adjusted price = (closing price
                                                        * A - price of spun-off
                                                        shares * B) /A

                                                Divisor: decreases

                                            (8) Combination stock distribution
                                                (dividend or split) and rights
                                                offering:

                                                For this corporate action, the
                                                following additional assumptions
                                                apply:

                                                o   Shareholders receive B new
                                                    shares from the distribution
                                                    and C new shares from the
                                                    rights offering for every A
                                                    shares held

                                                o   If A is not equal to one
                                                    share, all the following
                                                    "new number of shares"
                                                    formulae need to be divided
                                                    by A:

                                                - If rights are applicable after
                                                stock distribution (one action
                                                applicable to other):

                                                Adjusted price = (closing price
                                                        * A + subscription price
                                                        * C * (1 + B / A)) /
                                                        ((A + B) * ( 1 + C / A))

                                                New number of shares = old
                                                number of shares * ((A + B) * (1
                                                + C / A)) / A

                                                Divisor: increases

                                                - If stock distribution is
                                                applicable after rights (one
                                                action applicable to other):

                                                Adjusted price = (closing price
                                                        * A + subscription price
                                                        * C) / ((A + C) * (1 + B
                                                        / A))

                                                New number of shares = old
                                                number of shares * ((A + C) * (1
                                                + B / A))

                                                Divisor: increases

                                                - Stock distribution and rights
                                                (neither action is applicable to
                                                the other):

                                                Adjusted price = (closing price
                                                        * A + subscription price
                                                        * C) / (A + B + C)

                                                New number of shares = old
                                                number of shares * (A + B + C) /
                                                A

                                                Divisor: increases

Discontinuance of the S&P 500 Index
or the Dow Jones EURO STOXX 50
Index; Alteration of Method of
Calculation..............................   If S&P or STOXX Limited discontinues
                                            publication of the S&P 500 Index or
                                            the Dow Jones EURO STOXX 50 Index,
                                            respectively, and S&P, STOXX Limited
                                            or another entity publishes a
                                            successor or substitute index that
                                            MS & Co., as the Calculation Agent,
                                            determines, in its sole discretion,
                                            to be comparable to the discontinued
                                            S&P 500 Index or the discontinued
                                            Dow Jones EURO STOXX 50 Index (such
                                            index being referred to herein as a
                                            "Successor Index"), then any
                                            subsequent Index Closing Value will
                                            be determined by reference
                                            to the value of such Successor Index
                                            published following the regular
                                            official weekday close of trading
                                            for the Successor Index on the date
                                            that any Index Closing Value is to
                                            be determined, and any intraday
                                            value will be determined by
                                            reference to such Successor Index.

                                            Upon any selection by the
                                            Calculation Agent of a Successor
                                            Index, the Calculation Agent will
                                            cause written notice thereof to be
                                            furnished to the Trustee, to Morgan
                                            Stanley and to DTC, as holder of the
                                            RELAYS, within three Trading Days of
                                            such selection. We expect that such
                                            notice will be passed on to you, as
                                            a beneficial owner of the RELAYS, in
                                            accordance with the standard rules
                                            and procedures of DTC and its direct
                                            and indirect participants.

                                            If S&P or STOXX Limited discontinues
                                            publication of the S&P 500 Index or
                                            Dow Jones EURO STOXX 50 Index prior
                                            to, and such discontinuance is
                                            continuing on, any Determination
                                            Date or any interim date on which
                                            either index falls to or below its
                                            specified Trigger Level and MS &
                                            Co., as the Calculation Agent,
                                            determines, in its sole discretion,
                                            that no Successor Index is available
                                            at such time, then the Calculation
                                            Agent will determine the Index
                                            Closing Value for such date.
                                            Following any such determination,
                                            the Calculation Agent will not
                                            compute the intraday values on any
                                            Trading Day and will instead rely on
                                            the Index Closing Value as computed
                                            by the Calculation Agent for the
                                            purpose of determining whether the
                                            index falls to or below its
                                            specified Trigger Level. The Index
                                            Closing Value will be computed by
                                            the Calculation Agent in accordance
                                            with the formula for calculating the
                                            S&P 500 Index or Dow Jones EURO
                                            STOXX 50 Index last in effect prior
                                            to such discontinuance, using the
                                            closing price (or, if trading in the
                                            relevant securities has been
                                            materially suspended or materially
                                            limited, its good faith estimate of
                                            the closing price that would have
                                            prevailed but for such suspension or
                                            limitation) at the close of the
                                            principal trading session of the
                                            Relevant Exchange on such date of
                                            each security most recently
                                            comprising the S&P 500 Index or Dow
                                            Jones EURO STOXX 50 Index without
                                            any rebalancing or substitution of
                                            such securities following such
                                            discontinuance. Notwithstanding
                                            these alternative arrangements,
                                            discontinuance of the publication of
                                            the S&P 500 Index or Dow Jones EURO
                                            STOXX 50 Index may adversely affect
                                            the value of the RELAYS.

                                            If at any time the method of
                                            calculating the S&P 500 Index, Dow
                                            Jones EURO STOXX 50 Index or a
                                            Successor Index, or the value
                                            thereof, is changed in a material
                                            respect, or if the S&P 500 Index,
                                            Dow Jones EURO STOXX 50 Index or a
                                            Successor Index is in any other way
                                            modified so that such index does
                                            not, in the opinion of MS & Co., as
                                            the Calculation Agent, fairly
                                            represent the value of the S&P 500
                                            Index, Dow Jones EURO STOXX 50 Index
                                            or such Successor Index had such
                                            changes or modifications not been
                                            made, then, from and after such
                                            time, the Calculation Agent will, at
                                            the close of business in New York
                                            City on each date on which the Index
                                            Closing Value is to be determined,
                                            make such calculations and
                                            adjustments as, in the good faith
                                            judgment of the

                                            Calculation Agent, may be necessary
                                            in order to arrive at a value of a
                                            stock index comparable to the S&P
                                            500 Index, Dow Jones EURO STOXX 50
                                            Index or such Successor Index, as
                                            the case may be, as if such changes
                                            or modifications had not been made,
                                            and the Calculation Agent will
                                            calculate the Index Closing Values
                                            with reference to the S&P 500 Index,
                                            Dow Jones EURO STOXX 50 Index or
                                            such Successor Index, as adjusted.
                                            Accordingly, if the method of
                                            calculating the S&P 500 Index, Dow
                                            Jones EURO STOXX 50 Index or a
                                            Successor Index is modified so that
                                            the value of such index is a
                                            fraction of what it would have been
                                            if it had not been modified (e.g.,
                                            due to a split in the index), then
                                            the Calculation Agent will adjust
                                            such index in order to arrive at a
                                            value of the S&P 500 Index, Dow
                                            Jones EURO STOXX 50 Index or such
                                            Successor Index as if it had not
                                            been modified (e.g., as if such
                                            split had not occurred).

Historical Information...................   The following tables set forth the
                                            published high and low Index Closing
                                            Values, as well as end-of-quarter
                                            Index Closing Values, of the S&P 500
                                            Index and the Dow Jones EURO STOXX
                                            50 Index for each quarter in the
                                            period from January 1, 1999 through
                                            January 14, 2005. The Index Closing
                                            Value of the S&P 500 Index on
                                            January 14, 2005 was 1,184.52. The
                                            Index Closing Value of the Dow Jones
                                            EURO STOXX 50 Index on January 14,
                                            2005 was 2,948.22. We obtained the
                                            information in the tables below from
                                            Bloomberg Financial Markets, without
                                            independent verification.

                                            The historical values of the S&P 500
                                            Index and the Dow Jones EURO STOXX
                                            50 Index should not be taken as an
                                            indication of future performance,
                                            and no assurance can be given as to
                                            the levels of the S&P 500 Index and
                                            the Dow Jones EURO STOXX 50 Index on
                                            any Determination Date.

                                            The value of the S&P 500 Index or
                                            the Dow Jones EURO STOXX 50 Index
                                            may decrease to or below its
                                            specified Trigger Level during the
                                            term of the RELAYS and either index
                                            may close on the final Determination
                                            Date below its Initial Index Value
                                            so that the Payment at Maturity will
                                            be less than the principal amount of
                                            the RELAYS. We cannot give you any
                                            assurance that the value of the S&P
                                            500 Index and the Dow Jones EURO
                                            STOXX 50 Index will both increase so
                                            that at maturity or early redemption
                                            you will receive a payment in excess
                                            of the principal amount of the
                                            RELAYS. Your return is linked to the
                                            value of the S&P 500 Index and the
                                            Dow Jones EURO STOXX 50 Index on the
                                            Determination Dates and, in certain
                                            circumstances, over the period from
                                            January 14, 2005 to the final
                                            Determination Date.

                                            If the RELAYS have not previously
                                            been automatically redeemed, and
                                            either the S&P 500 Index or the Dow
                                            Jones EURO STOXX 50 Index has
                                            decreased to or below its specified
                                            Trigger Level at any time on any
                                            date during the term of the RELAYS
                                            and the Final Index Value of either
                                            the S&P 500 Index or the Dow Jones
                                            EURO STOXX 50 Index is less than its
                                            Initial Index Value, you will lose
                                            money on your investment.


                                                                                High           Low      Period End
                                                                                ----           ---      ----------
                                                         S&P 500 Index
                                            1999
                                            First Quarter...................    1,316.55      1,212.19     1,286.37
                                            Second Quarter..................    1,372.71      1,281.41     1,372.71
                                            Third Quarter...................    1,418.78      1,268.37     1,282.71
                                            Fourth Quarter..................    1,469.25      1,247.41     1,469.25
                                            2000
                                            First Quarter...................    1,527.46      1,333.36     1,498.58
                                            Second Quarter..................    1,516.35      1,356.56     1,454.60
                                            Third Quarter...................    1,520.77      1,419.89     1,436.51
                                            Fourth Quarter..................    1,436.28      1,264.74     1,320.28
                                            2001
                                            First Quarter...................    1,373.73      1,117.58     1,160.33
                                            Second Quarter..................    1,312.83      1,103.25     1,224.42
                                            Third Quarter...................    1,236.72        965.80     1,040.94
                                            Fourth Quarter..................    1,170.35      1,038.55     1,148.08

                                            2002
                                            First Quarter...................    1,172.51      1,080.17     1,147.39
                                            Second Quarter..................    1,146.54        973.53       989.82
                                            Third Quarter...................      989.03        797.70       815.28
                                            Fourth Quarter..................      938.87        776.76       879.82
                                            2003
                                            First Quarter...................      931.66        800.73       848.18
                                            Second Quarter..................    1,011.66        858.48       974.50
                                            Third Quarter...................    1,039.58        965.46       995.97
                                            Fourth Quarter..................    1,111.92      1,018.22     1,111.92
                                            2004
                                            First Quarter...................    1,157.76      1,091.33     1,126.21
                                            Second Quarter..................    1,150.57      1,084.10     1,140.84
                                            Third Quarter...................    1,129.30      1,063.23     1,114.58
                                            Fourth Quarter..................    1,213.55      1,094.81     1,211.92
                                            2005
                                            First Quarter (through January
                                               14, 2005)....................    1,202.08      1,177.45     1,184.52


                                                                                 High         Low           Period End
                                                         Dow Jones               ----         ---           ----------
                                                    EURO STOXX 50 Index
                                            1999
                                            First Quarter..................      3,685.36     3,325.56      3,559.86
                                            Second Quarter.................      3,867.89     3,573.60      3,788.66
                                            Third Quarter..................      3,971.84     3,512.71      3,669.71
                                            Fourth Quarter.................      4,904.46     3,607.72      4,904.46
                                            2000
                                            First Quarter..................      5,464.43     4,500.69      5,249.55
                                            Second Quarter.................      5,434.81     4,903.92      5,145.35
                                            Third Quarter..................      5,392.63     4,915.18      4,915.18
                                            Fourth Quarter.................      5,101.40     4,614.24      4,772.39
                                            2001
                                            First Quarter..................      4,787.45     3,891.49      4,185.00
                                            Second Quarter.................      4,582.07     4,039.16      4,243.91
                                            Third Quarter..................      4,304.44     2,877.68      3,296.66
                                            Fourth Quarter.................      3,828.76     3,208.31      3,806.13
                                            2002
                                            First Quarter..................      3,833.09     3,430.18      3,784.05
                                            Second Quarter.................      3,748.44     2,928.72      3,133.39
                                            Third Quarter..................      3,165.47     2,187.22      2,204.39
                                            Fourth Quarter.................      2,669.89     2,150.27      2,386.41

                                                                                 High         Low           Period End
                                                         Dow Jones               ----         ---           ----------
                                                    EURO STOXX 50 Index
                                            2003
                                            First Quarter..................      2,529.86     1,849.64      2,036.86
                                            Second Quarter.................      2,527.44     2,067.23      2,419.51
                                            Third Quarter..................      2,641.55     2,366.86      2,395.87
                                            Fourth Quarter.................      2,760.66     2,434.63      2,760.66
                                            2004
                                            First Quarter..................      2,959.71     2,702.05      2,787.49
                                            Second Quarter.................      2,905.88     2,659.85      2,811.08
                                            Third Quarter..................      2,806.62     2,580.04      2,726.30
                                            Fourth Quarter.................      2,955.11     2,734.37      2,951.24
                                            2005
                                            First Quarter (through January
                                               14, 2005)...................      2,979.82     2,924.01      2,948.22

Use of Proceeds and Hedging................ The net proceeds we receive from the sale of the RELAYS will be used for
                                            general corporate purposes and, in
                                            part, by us in connection with
                                            hedging our obligations under the
                                            RELAYS through one or more of our
                                            subsidiaries. The original issue
                                            price of the RELAYS includes the
                                            Agent's Commissions (as shown on the
                                            cover page of this pricing
                                            supplement) paid with respect to the
                                            RELAYS and the cost of hedging our
                                            obligations under the RELAYS. The
                                            cost of hedging includes the
                                            projected profit that our
                                            subsidiaries expect to realize in
                                            consideration for assuming the risks
                                            inherent in managing the hedging
                                            transactions. Since hedging our
                                            obligations entails risk and may be
                                            influenced by market forces beyond
                                            our or our subsidiaries' control,
                                            such hedging may result in a profit
                                            that is more or less than initially
                                            projected, or could result in a
                                            loss.. See also "Use of Proceeds" in
                                            the accompanying prospectus.

                                            On the date of this pricing
                                            supplement, we, through our
                                            subsidiaries or others, hedged our
                                            anticipated exposure in connection
                                            with the RELAYS by taking positions
                                            in futures contracts on the S&P 500
                                            Index and the Dow Jones EURO STOXX
                                            50 Index. Such purchase activity
                                            could potentially have increased the
                                            value of the S&P 500 Index and the
                                            Dow Jones EURO STOXX 50 Index, and
                                            therefore increased the level at
                                            which the S&P 500 Index and the Dow
                                            Jones EURO STOXX 50 Index that must
                                            prevail on the Determination Dates
                                            before you would receive upon an
                                            early redemption or at maturity a
                                            payment that exceeds the principal
                                            amount of the RELAYS. In addition,
                                            through our subsidiaries, we are
                                            likely to modify our hedge position
                                            throughout the life of the RELAYS,
                                            including on the Determination
                                            Dates, by purchasing and selling the
                                            stocks underlying the S&P 500 Index
                                            and the Dow Jones EURO STOXX 50
                                            Index, futures or options contracts
                                            or exchange traded funds on the S&P
                                            500 Index and the Dow Jones EURO
                                            STOXX 50 Index or their component
                                            stocks listed on major securities
                                            markets or positions in any other
                                            available securities or instruments
                                            that we may wish to use in
                                            connection with such hedging
                                            activities, including by selling any
                                            such securities or instruments on
                                            one or more Determination Dates. We
                                            cannot give any assurance that our
                                            hedging activities will not affect
                                            the values of the S&P 500

                                            Index and the Dow Jones EURO STOXX
                                            50 Index and, therefore, adversely
                                            affect the value of the RELAYS or
                                            the payment that you will receive at
                                            maturity.

Supplemental Information Concerning
  Plan of Distribution...................   Under the terms and subject to
                                            conditions contained in the U.S.
                                            distribution agreement referred to
                                            in the prospectus supplement under
                                            "Plan of Distribution," the Agent,
                                            acting as principal for its own
                                            account, has agreed to purchase, and
                                            we have agreed to sell, the
                                            principal amount of RELAYS set forth
                                            on the cover of this pricing
                                            supplement. The Agent proposes
                                            initially to offer the RELAYS
                                            directly to the public at the public
                                            offering price set forth on the
                                            cover page of this pricing
                                            supplement plus accrued interest, if
                                            any, from the Original Issue Date.
                                            The Agent may allow a concession not
                                            in excess of 1.5% of the principal
                                            amount of the RELAYS to other
                                            dealers, which may include Morgan
                                            Stanley & Co. International Limited
                                            and Bank Morgan Stanley AG. We
                                            expect to deliver the RELAYS against
                                            payment therefor in New York, New
                                            York on January 20, 2005. After the
                                            initial offering of the RELAYS, the
                                            Agent may vary the offering price
                                            and other selling terms from time to
                                            time.

                                            In order to facilitate the offering
                                            of the RELAYS, the Agent may engage
                                            in transactions that stabilize,
                                            maintain or otherwise affect the
                                            price of the RELAYS or the level of
                                            the S&P 500 Index or the Dow Jones
                                            EURO STOXX 50 Index. Specifically,
                                            the Agent may sell more RELAYS than
                                            it is obligated to purchase in
                                            connection with the offering or may
                                            sell individual stocks underlying
                                            the S&P 500 Index or the Dow Jones
                                            EURO STOXX 50 Index it does not own,
                                            creating a naked short position in
                                            the RELAYS or the individual stocks
                                            underlying the S&P 500 Index or the
                                            Dow Jones EURO STOXX 50 Index,
                                            respectively, for its own account.
                                            The Agent must close out any naked
                                            short position by purchasing the
                                            RELAYS or the individual stocks
                                            underlying the S&P 500 Index or the
                                            Dow Jones EURO STOXX 50 Index in the
                                            open market. A naked short position
                                            is more likely to be created if the
                                            Agent is concerned that there may be
                                            downward pressure on the price of
                                            the RELAYS or the individual stocks
                                            underlying the S&P 500 Index or the
                                            Dow Jones EURO STOXX 50 Index in the
                                            open market after pricing that could
                                            adversely affect investors who
                                            purchase in the offering. As an
                                            additional means of facilitating the
                                            offering, the Agent may bid for, and
                                            purchase, RELAYS or the individual
                                            stocks underlying the S&P 500 Index
                                            or the Dow Jones EURO STOXX 50 Index
                                            in the open market to stabilize the
                                            price of the RELAYS. Any of these
                                            activities may raise or maintain the
                                            market price of the RELAYS above
                                            independent market levels or prevent
                                            or retard a decline in the market
                                            price of the RELAYS. The Agent is
                                            not required to engage in these
                                            activities, and may end any of these
                                            activities at any time. An affiliate
                                            of the Agent has entered into a
                                            hedging transaction in connection
                                            with this offering of the RELAYS.
                                            See "--Use of Proceeds and Hedging"
                                            above.

                                            General

                                            No action has been or will be taken
                                            by us, the Agent or any dealer that
                                            would permit a public offering of
                                            the RELAYS or possession or
                                            distribution of this pricing
                                            supplement or the accompanying
                                            prospectus supplement or prospectus
                                            or any other offering material
                                            relating to the RELAYS in any
                                            jurisdiction, other than the United
                                            States, where action for that
                                            purpose is required. No offers,
                                            sales or deliveries of the RELAYS,
                                            or distribution of this pricing
                                            supplement or the accompanying
                                            prospectus supplement or prospectus
                                            or any other offering material
                                            relating to the RELAYS, may be made
                                            in or from any jurisdiction except
                                            in circumstances which will result
                                            in compliance with any applicable
                                            laws and regulations and will not
                                            impose any obligations on us, the
                                            Agent or any dealer.

                                            The Agent has represented and
                                            agreed, and each dealer through
                                            which we may offer the RELAYS has
                                            represented and agreed, that it (i)
                                            will comply with all applicable laws
                                            and regulations in force in any
                                            jurisdiction in which it purchases,
                                            offers, sells or delivers the RELAYS
                                            or possesses or distributes this
                                            pricing supplement and the
                                            accompanying prospectus supplement
                                            and prospectus and (ii) will obtain
                                            any consent, approval or permission
                                            required by it for the purchase,
                                            offer or sale by it of the RELAYS
                                            under the laws and regulations in
                                            force in any jurisdiction to which
                                            it is subject or in which it makes
                                            purchases, offers or sales of the
                                            RELAYS. We shall not have
                                            responsibility for the Agent's or
                                            any dealer's compliance with the
                                            applicable laws and regulations or
                                            obtaining any required consent,
                                            approval or permission.

                                            Brazil

                                            The RELAYS may not be offered or
                                            sold to the public in Brazil.
                                            Accordingly, the offering of the
                                            RELAYS has not been submitted to the
                                            Comissao de Valores Mobiliarios for
                                            approval. Documents relating to this
                                            offering, as well as the information
                                            contained herein and therein, may
                                            not be supplied to the public as a
                                            public offering in Brazil or be used
                                            in connection with any offer for
                                            subscription or sale to the public
                                            in Brazil.

                                            Chile

                                            The RELAYS have not been registered
                                            with the Superintendencia de Valores
                                            y Seguros in Chile and may not be
                                            offered or sold publicly in Chile.
                                            No offer, sales or deliveries of the
                                            RELAYS, or distribution of this
                                            pricing supplement or the
                                            accompanying prospectus supplement
                                            or prospectus, may be made in or
                                            from Chile except in circumstances
                                            which will result in compliance with
                                            any applicable Chilean laws and
                                            regulations.

                                            Hong Kong

                                            The RELAYS may not be offered or
                                            sold in Hong Kong, by means of any
                                            document, other than to persons
                                            whose ordinary business it is to buy
                                            or sell shares or debentures,
                                            whether as
                                            principal or agent, or in
                                            circumstances which do not
                                            constitute an offer to the public
                                            within the meaning of the Companies
                                            Ordinance (Cap. 32) of Hong Kong.
                                            The Agent has not issued and will
                                            not issue any advertisement,
                                            invitation or document relating to
                                            the RELAYS, whether in Hong Kong or
                                            elsewhere, which is directed at, or
                                            the contents of which are likely to
                                            be accessed or read by, the public
                                            in Hong Kong (except if permitted to
                                            do so under the securities laws of
                                            Hong Kong) other than with respect
                                            to RELAYS which are intended to be
                                            disposed of only to persons outside
                                            Hong Kong or only to "professional
                                            investors" within the meaning of the
                                            Securities and Futures Ordinance
                                            (Cap. 571) of Hong Kong and any
                                            rules made thereunder.

                                            Mexico

                                            The RELAYS have not been registered
                                            with the National Registry of
                                            Securities maintained by the Mexican
                                            National Banking and Securities
                                            Commission and may not be offered or
                                            sold publicly in Mexico. This
                                            pricing supplement and the
                                            accompanying prospectus supplement
                                            and prospectus may not be publicly
                                            distributed in Mexico.

                                            Singapore

                                            This pricing supplement and the
                                            accompanying prospectus supplement
                                            and prospectus have not been
                                            registered as a prospectus with the
                                            Monetary Authority of Singapore.
                                            Accordingly, this pricing supplement
                                            and the accompanying prospectus
                                            supplement and prospectus and any
                                            other document or material used in
                                            connection with the offer or sale,
                                            or invitation for subscription or
                                            purchase, of the RELAYS may not be
                                            circulated or distributed, nor may
                                            the RELAYS be offered or sold, or be
                                            made the subject of an invitation
                                            for subscription or purchase,
                                            whether directly or indirectly, to
                                            persons in Singapore other than
                                            under circumstances in which such
                                            offer, sale or invitation does not
                                            constitute an offer or sale, or
                                            invitation for subscription or
                                            purchase, of the RELAYS to the
                                            public in Singapore.

License Agreement between S&P
  and Morgan Stanley.....................   S&P and Morgan Stanley have entered
                                            into a non-exclusive license
                                            agreement providing for the license
                                            to Morgan Stanley, and certain of
                                            its affiliated or subsidiary
                                            companies, in exchange for a fee, of
                                            the right to use the S&P 500 Index,
                                            which is owned and published by S&P,
                                            in connection with securities,
                                            including the RELAYS.

                                            The license agreement between S&P
                                            and Morgan Stanley provides that the
                                            following language must be set forth
                                            in this pricing supplement:

                                            The RELAYS are not sponsored,
                                            endorsed, sold or promoted by S&P.
                                            S&P makes no representation or
                                            warranty, express or implied, to the
                                            owners of the RELAYS or any member
                                            of the public regarding the
                                            advisability of investing in
                                            securities generally or in the
                                            RELAYS particularly or the ability
                                            of the S&P 500 Index to track
                                            general stock market performance.
                                            S&P's only
                                            relationship to us is the licensing
                                            of certain trademarks and trade
                                            names of S&P and of the S&P 500
                                            Index, which is determined, composed
                                            and calculated by S&P without regard
                                            to us or the RELAYS. S&P has no
                                            obligation to take our needs or the
                                            needs of the owners of the RELAYS
                                            into consideration in determining,
                                            composing or calculating the S&P 500
                                            Index. S&P is not responsible for
                                            and has not participated in the
                                            determination of the timing of,
                                            prices at, or quantities of the
                                            RELAYS to be issued or in the
                                            determination or calculation of the
                                            equation by which the RELAYS are to
                                            be converted into cash. S&P has no
                                            obligation or liability in
                                            connection with the administration,
                                            marketing or trading of the RELAYS.

                                            S&P DOES NOT GUARANTEE THE ACCURACY
                                            AND/OR THE COMPLETENESS OF THE S&P
                                            500 INDEX OR ANY DATA INCLUDED
                                            THEREIN. S&P MAKES NO WARRANTY,
                                            EXPRESS OR IMPLIED, AS TO RESULTS TO
                                            BE OBTAINED BY MORGAN STANLEY,
                                            OWNERS OF THE RELAYS, OR ANY OTHER
                                            PERSON OR ENTITY FROM THE USE OF THE
                                            S&P 500 INDEX OR ANY DATA INCLUDED
                                            THEREIN IN CONNECTION WITH THE
                                            RIGHTS LICENSED UNDER THE LICENSE
                                            AGREEMENT DESCRIBED HEREIN OR FOR
                                            ANY OTHER USE. S&P MAKES NO EXPRESS
                                            OR IMPLIED WARRANTIES, AND HEREBY
                                            EXPRESSLY DISCLAIMS ALL WARRANTIES
                                            OF MERCHANTABILITY OR FITNESS FOR A
                                            PARTICULAR PURPOSE OR USE WITH
                                            RESPECT TO THE S&P 500 INDEX OR ANY
                                            DATA INCLUDED THEREIN. WITHOUT
                                            LIMITING ANY OF THE FOREGOING, IN NO
                                            EVENT SHALL S&P HAVE ANY LIABILITY
                                            FOR ANY SPECIAL, PUNITIVE, INDIRECT
                                            OR CONSEQUENTIAL DAMAGES (INCLUDING
                                            LOST PROFITS), EVEN IF NOTIFIED OF
                                            THE POSSIBILITY OF SUCH DAMAGES.

                                            "Standard & Poor's(R)," "S&P(R),"
                                            "S&P 500(R)," "Standard & Poor's
                                            500" and "500" are trademarks of The
                                            McGraw-Hill Companies, Inc. and have
                                            been licensed for use by Morgan
                                            Stanley.

License Agreement between STOXX Limited
  and Morgan Stanley.....................   STOXX Limited and Morgan Stanley
                                            have entered into a non-exclusive
                                            license agreement providing for the
                                            license to Morgan Stanley, and
                                            certain of its affiliated or
                                            subsidiary companies, in exchange
                                            for a fee, of the right to use the
                                            Dow Jones EURO STOXX 50 Index, which
                                            is owned and published by STOXX
                                            Limited, in connection with
                                            securities, including the RELAYS.

                                            The license agreement between STOXX
                                            Limited and Morgan Stanley provides
                                            that the following language must be
                                            set forth in this pricing
                                            supplement:

                                            The RELAYS are not sponsored,
                                            endorsed, sold or promoted by STOXX
                                            Limited. STOXX Limited makes no
                                            representation or warranty, express
                                            or implied, to the owners of the
                                            RELAYS or any member of the public
                                            regarding the advisability of
                                            investing in securities generally or
                                            in the RELAYS particularly. STOXX

                                            Limited's only relationship to
                                            Morgan Stanley is the licensing of
                                            certain trademarks, trade names and
                                            service marks of STOXX Limited and
                                            the Dow Jones EURO STOXX 50(SM)
                                            Index which is determined, composed
                                            and calculated by STOXX Limited
                                            without regard to Morgan Stanley or
                                            the RELAYS. STOXX Limited has no
                                            obligation to take the needs of
                                            Morgan Stanley or the owners of the
                                            RELAYS into consideration in
                                            determining, composing or
                                            calculating the Dow Jones EURO STOXX
                                            50(SM) Index. STOXX Limited is not
                                            responsible for and has not
                                            participated in the determination of
                                            the timing of, prices at, or
                                            quantities of the RELAYS to be
                                            issued or in the determination or
                                            calculation of the equation by which
                                            the RELAYS are to be converted into
                                            cash. STOXX Limited has no
                                            obligation or liability in
                                            connection with the administration,
                                            marketing or trading of the RELAYS.

                                            STOXX LIMITED DOES NOT GUARANTEE THE
                                            ACCURACY AND/OR THE COMPLETENESS OF
                                            THE DOW JONES EURO STOXX 50(SM)
                                            INDEX OR ANY DATA INCLUDED THEREIN
                                            AND STOXX LIMITED SHALL HAVE NO
                                            LIABILITY FOR ANY ERRORS, OMISSIONS,
                                            OR INTERRUPTIONS THEREIN. STOXX
                                            LIMITED MAKES NO WARRANTY, EXPRESS
                                            OR IMPLIED, AS TO RESULTS TO BE
                                            OBTAINED BY MORGAN STANLEY, OWNERS
                                            OF THE RELAYS, OR ANY OTHER PERSON
                                            OR ENTITY FROM THE USE OF THE DOW
                                            JONES EURO STOXX 50(SM) INDEX OR ANY
                                            DATA INCLUDED THEREIN. STOXX LIMITED
                                            MAKES NO EXPRESS OR IMPLIED
                                            WARRANTIES, AND EXPRESSLY DISCLAIMS
                                            ALL WARRANTIES, OF MERCHANTABILITY
                                            OR FITNESS FOR A PARTICULAR PURPOSE
                                            OR USE WITH RESPECT TO THE DOW JONES
                                            EURO STOXX 50(SM) INDEX OR ANY DATA
                                            INCLUDED THEREIN. WITHOUT LIMITING
                                            ANY OF THE FOREGOING, IN NO EVENT
                                            SHALL STOXX LIMITED HAVE ANY
                                            LIABILITY FOR ANY LOST PROFITS OR
                                            INDIRECT, PUNITIVE, SPECIAL OR
                                            CONSEQUENTIAL DAMAGES OR LOSSES,
                                            EVEN IF NOTIFIED OF THE POSSIBILITY
                                            THEREOF. THERE ARE NO THIRD PARTY
                                            BENEFICIARIES OF ANY AGREEMENTS OR
                                            ARRANGEMENTS BETWEEN STOXX LIMITED
                                            AND MORGAN STANLEY.

                                            "Dow Jones EURO STOXX(SM)" and
                                            "STOXX(SM)" are service marks of
                                            STOXX Limited and have been licensed
                                            for use for certain purposes by
                                            Morgan Stanley. Morgan Stanley's
                                            Redeemable Equity-Linked Alternative
                                            Yield Securities(SM) due January 15,
                                            2009 Mandatorily Exchangeable for an
                                            Amount Payable in U.S. Dollars Based
                                            on the Value of the S&P 500 Index
                                            and the Dow Jones EURO STOXX 50
                                            Index are not sponsored, endorsed,
                                            sold or promoted by STOXX Limited,
                                            and STOXX Limited makes no
                                            representation regarding the
                                            advisability of investing in the
                                            RELAYS.

ERISA Matters for Pension Plans
  and Insurance Companies................   Each fiduciary of a pension,
                                            profit-sharing or other employee
                                            benefit plan subject to the Employee
                                            Retirement Income Security Act of
                                            1974, as amended ("ERISA") (a
                                            "Plan"), should consider the
                                            fiduciary standards of ERISA in the
                                            context of the Plan's
                                            particular circumstances before
                                            authorizing an investment in the
                                            RELAYS. Accordingly, among other
                                            factors, the fiduciary should
                                            consider whether the investment
                                            would satisfy the prudence and
                                            diversification requirements of
                                            ERISA and would be consistent with
                                            the documents and instruments
                                            governing the Plan.

                                            In addition, we and certain of our
                                            subsidiaries and affiliates,
                                            including MS & Co. and Morgan
                                            Stanley DW Inc. (formerly Dean
                                            Witter Reynolds Inc.) ("MSDWI"), may
                                            be each considered a "party in
                                            interest" within the meaning of
                                            ERISA, or a "disqualified person"
                                            within the meaning of the Internal
                                            Revenue Code of 1986, as amended
                                            (the "Code"), with respect to many
                                            Plans, as well as many individual
                                            retirement accounts and Keogh plans
                                            (also "Plans"). Prohibited
                                            transactions within the meaning of
                                            ERISA or the Code would likely
                                            arise, for example, if the RELAYS
                                            are acquired by or with the assets
                                            of a Plan with respect to which MS &
                                            Co., MSDWI or any of their
                                            affiliates is a service provider or
                                            other party in interest, unless the
                                            RELAYS are acquired pursuant to an
                                            exemption from the "prohibited
                                            transaction" rules. A violation of
                                            these prohibited transaction rules
                                            could result in an excise tax or
                                            other liabilities under ERISA and/or
                                            Section 4975 of the Code for such
                                            persons, unless exemptive relief is
                                            available under an applicable
                                            statutory or administrative
                                            exemption.

                                            The U.S. Department of Labor has
                                            issued five prohibited transaction
                                            class exemptions ("PTCEs") that may
                                            provide exemptive relief for direct
                                            or indirect prohibited transactions
                                            resulting from the purchase or
                                            holding of the RELAYS. Those class
                                            exemptions are PTCE 96-23 (for
                                            certain transactions determined by
                                            in-house asset managers), PTCE 95-60
                                            (for certain transactions involving
                                            insurance company general accounts),
                                            PTCE 91-38 (for certain transactions
                                            involving bank collective investment
                                            funds), PTCE 90-1 (for certain
                                            transactions involving insurance
                                            company separate accounts) and PTCE
                                            84-14 (for certain transactions
                                            determined by independent qualified
                                            asset managers).

                                            Because we may be considered a party
                                            in interest with respect to many
                                            Plans, the RELAYS may not be
                                            purchased, held or disposed of by
                                            any Plan, any entity whose
                                            underlying assets include "plan
                                            assets" by reason of any Plan's
                                            investment in the entity (a "Plan
                                            Asset Entity") or any person
                                            investing "plan assets" of any Plan,
                                            unless such purchase, holding or
                                            disposition is eligible for
                                            exemptive relief, including relief
                                            available under PTCE 96-23, 95-60,
                                            91-38, 90-1, or 84-14 or such
                                            purchase, holding or disposition is
                                            otherwise not prohibited. Any
                                            purchaser, including any fiduciary
                                            purchasing on behalf of a Plan,
                                            transferee or holder of the RELAYS
                                            will be deemed to have represented,
                                            in its corporate and its fiduciary
                                            capacity, by its purchase and
                                            holding of the RELAYS that either
                                            (a) it is not a Plan or a Plan Asset
                                            Entity and is not purchasing such
                                            securities on behalf of or with
                                            "plan assets" of any Plan or with
                                            any assets of a governmental or
                                            church plan that is subject to any
                                            federal, state or local law that is
                                            substantially similar to the
                                            provisions of Section 406 of ERISA
                                            or

                                            Section 4975 of the Code or (b)
                                            its purchase, holding and
                                            disposition are eligible for
                                            exemptive relief or such purchase,
                                            holding and disposition are not
                                            prohibited by ERISA or Section 4975
                                            of the Code (or in the case of a
                                            governmental or church plan, any
                                            substantially similar federal, state
                                            or local law).

                                            Under ERISA, assets of a Plan may
                                            include assets held in the general
                                            account of an insurance company
                                            which has issued an insurance policy
                                            to such plan or assets of an entity
                                            in which the Plan has invested.
                                            Accordingly, insurance company
                                            general accounts that include assets
                                            of a Plan must ensure that one of
                                            the foregoing exemptions is
                                            available. Due to the complexity of
                                            these rules and the penalties that
                                            may be imposed upon persons involved
                                            in non-exempt prohibited
                                            transactions, it is particularly
                                            important that fiduciaries or other
                                            persons considering purchasing the
                                            RELAYS on behalf of or with "plan
                                            assets" of any Plan consult with
                                            their counsel regarding the
                                            availability of exemptive relief
                                            under PTCEs 96-23, 95-60, 91-38,
                                            90-1 or 84-14.

                                            Purchasers of the RELAYS have
                                            exclusive responsibility for
                                            ensuring that their purchase and
                                            holding of the RELAYS do not violate
                                            the prohibited transaction or other
                                            rules of ERISA or the Code or any
                                            similar regulations applicable to
                                            governmental or church plans, as
                                            described above.

United States Federal Income Taxation....   The following summary is based on
                                            the opinion of Davis Polk &
                                            Wardwell, our special tax counsel,
                                            and is a general discussion of the
                                            principal U.S. federal income tax
                                            consequences to initial investors in
                                            the RELAYS that (i) purchase the
                                            RELAYS at the Issue Price and (ii)
                                            will hold the RELAYS as capital
                                            assets within the meaning of Section
                                            1221 of the Code. Unless otherwise
                                            specifically indicated, this summary
                                            is based on the Code, administrative
                                            pronouncements, judicial decisions
                                            and currently effective and proposed
                                            Treasury regulations, changes to any
                                            of which subsequent to the date of
                                            this pricing supplement may affect
                                            the tax consequences described
                                            herein. This discussion does not
                                            describe all of the U.S. federal
                                            income tax consequences that may be
                                            relevant to an investor in light of
                                            the investor's particular
                                            circumstances or to investors that
                                            are subject to special rules, such
                                            as:

                                            o   tax-exempt organizations;
                                            o   certain financial institutions;
                                            o   dealers and certain traders in
                                                options, securities or foreign
                                                currencies;
                                            o   persons who hold a RELAYS as
                                                part of a hedging transaction,
                                                straddle, conversion or other
                                                integrated transaction;
                                            o   U.S. Holders, as defined below,
                                                whose functional currency is not
                                                the U.S. dollar;
                                            o   partnerships or other entities
                                                classified as partnerships;
                                            o   nonresident alien individuals
                                                who have lost their United
                                                States citizenship or who have
                                                ceased to be taxed as United
                                                States resident aliens;

                                            o   corporations that are treated as
                                                controlled foreign corporations
                                                or passive foreign investment
                                                companies;
                                            o   Non-U.S. Holders, as defined
                                                below, that are owned or
                                                controlled by persons subject to
                                                U.S. federal income tax;
                                            o   Non-U.S. Holders for whom income
                                                or gain in respect of a RELAYS
                                                is effectively connected with a
                                                trade or business in the United
                                                States; and
                                            o   Non-U.S. Holders who are
                                                individuals having a "tax home"
                                                (as defined in Section 911(d)(3)
                                                of the Code) in the United
                                                States.

                                            If you are considering purchasing
                                            the RELAYS, you are urged to consult
                                            your own tax advisor with regard to
                                            the application of the U.S. federal
                                            income tax laws to your particular
                                            situation as well as any tax
                                            consequences arising under U.S.
                                            federal estate tax law or the laws
                                            of any state, local or foreign
                                            taxing jurisdiction.

                                            General

                                            In the opinion of Davis Polk &
                                            Wardwell, which is based on certain
                                            representations received from us
                                            (including the existence of a
                                            substantial risk that an initial
                                            investor will lose a significant
                                            amount of its investment), the
                                            purchase and ownership of a RELAYS
                                            should be treated as an "open
                                            transaction" with respect to the S&P
                                            500 Index and the Dow Jones EURO
                                            STOXX 50 Index for U.S. federal
                                            income tax purposes. While other
                                            characterizations of the RELAYS
                                            could be asserted by the Internal
                                            Revenue Service (the "IRS"), as
                                            discussed below, the following
                                            discussion assumes that this
                                            characterization of the RELAYS will
                                            be respected.

                                            U.S. Holders

                                            This section only applies to you if
                                            you are a U.S. Holder and is only a
                                            brief summary of the U.S. federal
                                            income tax consequences of the
                                            ownership and disposition of the
                                            RELAYS. As used herein, the term
                                            "U.S. Holder" means a beneficial
                                            owner of a RELAYS that is for U.S.
                                            federal income tax purposes:

                                            o   a citizen or resident of the
                                                United States;
                                            o   a corporation created or
                                                organized under the laws of the
                                                United States or any political
                                                subdivision thereof; or
                                            o   an estate or trust the income of
                                                which is subject to United
                                                States federal income taxation
                                                regardless of its source.

                                            Tax Treatment of the RELAYS

                                            Assuming the characterization of the
                                            RELAYS as set forth above, Davis
                                            Polk & Wardwell believes that the
                                            following U.S. federal income tax
                                            consequences should result.

                                            Tax Basis. A U.S. Holder's tax basis
                                            in a RELAYS will equal the amount
                                            paid by the U.S. Holder to acquire
                                            the RELAYS.

                                            Settlement of a RELAYS at Maturity.
                                            Upon receipt of cash at maturity, a
                                            U.S. Holder will recognize long-term
                                            capital gain or loss equal to the
                                            difference between the amount of
                                            cash received and the U.S. Holder's
                                            tax basis in the RELAYS.

                                            Sale, Exchange, Redemption or Other
                                            Disposition of a RELAYS. Upon a
                                            sale, exchange, redemption or other
                                            disposition of a RELAYS prior to its
                                            maturity, a U.S. Holder will
                                            recognize capital gain or loss equal
                                            to the difference between the amount
                                            realized on the sale, exchange,
                                            redemption or other disposition and
                                            the U.S. Holder's tax basis in the
                                            RELAYS sold, exchanged, redeemed or
                                            otherwise disposed. This gain or
                                            loss will generally be long-term
                                            capital gain or loss if the U.S.
                                            Holder held the RELAYS for more than
                                            one year at the time of disposition.

                                            Possible Alternative Tax Treatments
                                            of an Investment in the RELAYS

                                            Due to the absence of authorities
                                            that directly address the proper tax
                                            treatment of the RELAYS, no
                                            assurance can be given that the IRS
                                            will accept, or that a court will
                                            uphold, the characterization and
                                            treatment described above. In
                                            particular, the IRS could seek to
                                            analyze the U.S. federal income tax
                                            consequences of owning the RELAYS
                                            under Treasury regulations governing
                                            contingent payment debt instruments
                                            (the "Contingent Payment
                                            Regulations").

                                            If the IRS were successful in
                                            asserting that the Contingent
                                            Payment Regulations applied to the
                                            RELAYS, the timing and character of
                                            income thereon would be
                                            significantly affected. Among other
                                            things, a U.S. Holder would be
                                            required to accrue original issue
                                            discount on the RELAYS every year at
                                            a "comparable yield" determined at
                                            the time of their issuance.
                                            Furthermore, any gain realized by a
                                            U.S. Holder at maturity or upon a
                                            sale, exchange, redemption or other
                                            disposition of the RELAYS would
                                            generally be treated as ordinary
                                            income, and any loss realized at
                                            maturity would be treated as
                                            ordinary loss to the extent of the
                                            U.S. Holder's prior accruals of
                                            original issue discount, and as
                                            capital loss thereafter.

                                            Even if the Contingent Payment
                                            Regulations do not apply to the
                                            RELAYS, other alternative U.S.
                                            federal income tax characterizations
                                            of the RELAYS are possible which, if
                                            applied, could also affect the
                                            timing and character of the income
                                            or loss with respect to the RELAYS.
                                            Accordingly, prospective investors
                                            are urged to consult their own tax
                                            advisors regarding all aspects of
                                            the U.S. federal income tax
                                            consequences of an investment in the
                                            RELAYS.

                                            Backup Withholding and Information
                                            Reporting

                                            A U.S. Holder of the RELAYS may be
                                            subject to backup withholding and
                                            information reporting in respect of
                                            amounts paid to the U.S. Holder,
                                            unless the U.S. Holder provides
                                            proof of an applicable exemption or
                                            a correct taxpayer identification
                                            number, and otherwise complies with
                                            applicable requirements of the
                                            backup withholding rules. The
                                            amounts withheld under the backup
                                            withholding rules are not an
                                            additional tax and may be refunded,
                                            or credited against the U.S.
                                            Holder's U.S. federal income tax
                                            liability, provided the required
                                            information is furnished to the IRS.

                                            Non-U.S. Holders

                                            This section only applies to you if
                                            you are a Non-U.S. Holder. As used
                                            herein, the term "Non-U.S. Holder"
                                            means a beneficial owner of a RELAYS
                                            that is for U.S. federal income tax
                                            purposes:

                                            o   a nonresident alien individual;
                                            o   a foreign corporation; or
                                            o   a foreign trust or estate.

                                            A Non-U.S. Holder of a RELAYS
                                            generally will not be subject to
                                            U.S. federal income, withholding or
                                            backup withholding tax, provided
                                            that the Non-U.S. Holder complies
                                            with certain certification
                                            procedures establishing that it is
                                            not a United States person for U.S.
                                            federal income tax purposes (e.g.,
                                            by providing a completed IRS Form
                                            W-8BEN certifying, under penalties
                                            of perjury, that such Non-U.S.
                                            Holder is not a United States
                                            person) or otherwise establishes an
                                            exemption. Information returns may
                                            be filed with the IRS in connection
                                            with the payments on the RELAYS at
                                            maturity as well as in connection
                                            with the proceeds from a sale,
                                            exchange, redemption or other
                                            disposition.

                                            If the RELAYS were recharacterized
                                            as debt instruments, any interest
                                            paid to a Non-U.S. Holder with
                                            respect to the RELAYS would not be
                                            subject to U.S. federal withholding
                                            tax, provided that the certification
                                            requirements described above were
                                            satisfied and such Non-U.S. Holder
                                            did not own, actually or
                                            constructively, 10 percent or more
                                            of the total combined voting power
                                            of all classes of stock of Morgan
                                            Stanley entitled to vote and was not
                                            a bank receiving interest described
                                            in Section 881(c)(3)(A) of the Code.